UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A.
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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American International Group, Inc.

      (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN INTERNATIONAL GROUP, INC.

70 Pine Street, New York, N.Y. 10270

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2004

April 5, 2004

To the Shareholders of

   AMERICAN INTERNATIONAL GROUP, INC.:

The Annual Meeting of Shareholders of AMERICAN INTERNATIONAL GROUP, INC. (“AIG”) will be held at the offices of AIG at 72 Wall Street, Eighth Floor, New York, New York, on Wednesday, May 19, 2004, at 11:00 o’clock A.M., for the following purposes:

1.	To elect 15 directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;
2.	To act upon a proposal to adopt a Chief Executive Officer Annual Compensation Plan;
3.	To act upon a proposal to adopt a Director Stock Plan;
4.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for 2004;
5.	To act upon a shareholder proposal relating to political contributions;
6.	To act upon a shareholder proposal relating to executive officer compensation;
7.	To act upon a shareholder proposal relating to investments in tobacco equities; and
8.	To transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 26, 2004 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of the shareholders will be available for inspection at the offices of AIG at 70 Pine Street, New York, New York.

By Order of the Board of Directors
KATHLEEN E. SHANNON
Secretary

If you plan on attending the meeting, please remember to bring photo identification with you. If you cannot be present at the meeting, please sign the enclosed proxy card and return it at once in the accompanying postage prepaid envelope or vote your shares by telephone or over the Internet.

AMERICAN INTERNATIONAL GROUP, INC.

70 Pine Street, New York, N.Y. 10270

PROXY STATEMENT

April 5, 2004

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of American International Group, Inc., a Delaware corporation (“AIG”), to be held on May 19, 2004, or at any adjournment thereof. It may be revoked at any time prior to its use. Proxies will be voted as specified and, unless otherwise specified, will be voted for the election of directors, for the adoption of the Chief Executive Officer Annual Compensation Plan, for the adoption of a Director Stock Plan, for the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 2004, against the shareholder proposal relating to political contributions, against the shareholder proposal relating to executive officer compensation and against the shareholder proposal relating to investments in tobacco equities. These proxy materials are being mailed to shareholders of AIG commencing on or about April 5, 2004.

Only shareholders of record at the close of business on March 26, 2004 will be entitled to vote at the Annual Meeting. On that date, 2,608,348,927 shares (exclusive of shares held by AIG and certain subsidiaries) of common stock, par value $2.50 per share (“AIG Common Stock”), were outstanding, each such share of AIG Common Stock having one vote.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting. With respect to the election of directors, any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote. With respect to the adoption of the Chief Executive Officer Annual Compensation Plan, the adoption of the Director Stock Plan, the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants, and the three shareholder proposals, a broker non-vote will have no impact on the vote while an abstention will effectively be treated as a vote against the proposal.

ELECTION OF DIRECTORS

Fifteen directors are to be elected at the meeting to hold office until the next annual election and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below, all of whom except Donald P. Kanak are currently members of your Board of Directors. Barber B. Conable, Jr., who had served as a director since 1991, died on November 30, 2003. Current directors Jay S. Wintrob and Frank G. Wisner are not standing for re-election as the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined to increase the percentage of non-employee directors on the Board. They will continue to serve as executive officers of AIG. It is not expected that any of the nominees will become unavailable for election as a director, but if any should prior to the meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion. Directors will be elected by a plurality of the votes cast. The nominees and certain information supplied by them to AIG are as follows:

M. BERNARD AIDINOFF Director since 1984	Retired Partner, Sullivan & Cromwell (Attorneys) Age 75 Director, First SunAmerica Life Insurance Company, a wholly-owned subsidiary of AIG
PEI-YUAN CHIA Director since 1996	Retired Vice Chairman, Citicorp and Citibank, N.A. Age 65 Director, Baxter International Inc.
MARSHALL A. COHEN Director since 1992	Counsel, Cassels Brock & Blackwell (Barristers and Solicitors); Former President and Chief Executive Officer, The Molson Companies Limited Age 69
Director, Barrick Gold Corporation Collins & Aikman Corporation Lafarge North America Inc. Metaldyne Corporation Premcor Inc. Toronto Dominion Bank
WILLIAM S. COHEN Elected February 2, 2004

Chairman and Chief Executive Officer, The Cohen Group; Former United States Secretary of Defense; Former United States Senator

(The Cohen Group provides business consulting services and advice in international markets)

Age 63

Director, The Nasdaq Stock Market, Inc.
 Viacom, Inc.

MARTIN S. FELDSTEIN Director since 1987

Professor of Economics, Harvard University; President and Chief Executive Officer, National Bureau of Economic Research
(Nonprofit Economic Research Center)

Age 64

Director, Eli Lilly and Company HCA Inc.

ELLEN V. FUTTER Director since 1999

President, American Museum of Natural History

Age 54

Director, Bristol-Myers Squibb Company
Consolidated Edison, Inc. (also serves
as Trustee of Consolidated Edison
Company of New York, Inc.) J.P.
Morgan Chase & Co.

MAURICE R. GREENBERG Director since 1967	Chairman and Chief Executive Officer, AIG Age 78
Director, Transatlantic Holdings, Inc. (“Transatlantic”), which is owned 59 percent by AIG

Also serves as Chairman of Transatlantic, a director, President and Chief Executive Officer of C.V. Starr & Co., Inc. (“Starr”), and a director of Starr International Company, Inc. (“SICO”) and International Lease Finance Corporation (“ILFC”); Starr and SICO are private holding companies (see “Ownership of Certain Securities”); ILFC is a wholly-owned subsidiary of AIG

CARLA A. HILLS Director since 1993	Chairman and Chief Executive Officer, Hills & Company; Former United States Trade Representative (Hills & Company provides international investment, trade and risk advisory services) Age 70
Director, Time Warner Inc. ChevronTexaco Corporation Lucent Technologies Inc.
FRANK J. HOENEMEYER Director since 1985	Financial Consultant; Retired Vice Chairman, Prudential Insurance Company of America Age 84 Director, Carey Fiduciary Advisors, Inc. Cincinnati, Inc.

RICHARD C. HOLBROOKE Director since 2001	Vice Chairman, Perseus LLC; Former United States Ambassador to the United Nations; Former Vice Chairman, Credit Suisse First Boston Age 62 Director, Human Genome Sciences, Inc. Quebecor World Inc.
DONALD P. KANAK	Vice Chairman and Co-Chief Operating Officer, AIG Age 51 Also serves as a director of Starr and SICO
HOWARD I. SMITH Director since 1997	Vice Chairman, Chief Administrative Officer and Chief Financial Officer, AIG Age 59
Director, Transatlantic 21st Century Insurance Group (“21st Century”), which is owned 63 percent by AIG
Also serves as a director of Starr, SICO and ILFC
MARTIN J. SULLIVAN Director since 2002	Vice Chairman and Co-Chief Operating Officer, AIG Age 49 Also serves as a director of Starr and SICO
EDMUND S.W. TSE Director since 1996	Senior Vice Chairman—Life Insurance, AIG Age 66 Also serves as a director of Starr and SICO

FRANK G. ZARB Director since 2001

Former Chairman, National Association of Securities Dealers, Inc. and The Nasdaq Stock Market, Inc.; Senior Advisor, Hellman & Friedman LLC (Private Equity Investment Firm)

Age 69

Director, FPL Group, Inc.

The principal occupation or affiliation of the nominees is shown in bold face type. Each of the directors who is also an executive officer of AIG has, for more than five years, occupied an executive position with AIG or companies that are now its subsidiaries, and, except as hereinafter noted, each other director has occupied an executive position with his company or organization listed above for at least five years. Mr. William Cohen served as United States Secretary of Defense from 1997 to January 2001. Mr. Holbrooke served as United States Ambassador to the United Nations from 1999 to 2001. Mr. Zarb served as Chairman and Chief Executive Officer of the National Association of Securities Dealers, Inc. from February 1997 until October 2000 and The Nasdaq Stock Market, Inc. from February 1997 until January 2001 and as Chairman of those organizations until September 2001.

CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND COMMITTEES

Governance Principles

AIG’s Board has established the AIG Corporate Governance Guidelines (the “Guidelines”) to promote the effective functioning of the Board and its committees, to promote the interests of shareholders and to establish a common set of expectations for the governance of the organization. The Guidelines are included with this proxy statement as Appendix A. Also included as Appendices B through F are AIG’s Director Independence Standards, the Charters of AIG’s Audit, Nominating and Corporate Governance and Compensation Committees, and AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics. All of AIG’s corporate governance materials, including the Guidelines and Committee charters, as well as AIG’s Code of Conduct for employees, are published on the governance section of AIG’s website at www.aigcorporate.com. AIG’s Board regularly reviews corporate governance developments and modifies its guidelines, charters and practices as warranted. Any modifications will be reflected on AIG’s website. In addition, any amendment to AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and any waiver applicable to AIG’s directors, executive officers or senior financial officers will be posted on AIG’s website within the time period required by the Securities and Exchange Commission and the New York Stock Exchange.

Using the Independence Standards described in Appendix B, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, determined that Mrs. Hills and Messrs. Aidinoff, Chia, Marshall Cohen, William Cohen, Feldstein, Hoenemeyer, Holbrooke and Zarb are independent under the current New York Stock Exchange rules.

In making their independence determinations, the Nominating and Corporate Governance Committee and the Board reviewed the charitable contributions made by The Starr Foundation to the organizations with which the directors are affiliated. The Starr Foundation was established and principally funded by C.V. Starr and his estate. Mr. Greenberg is chairman and a director of The Starr Foundation and Mr. Smith is a director and treasurer.

The Starr Foundation made the following contributions to the National Bureau of Economic Research (the “Bureau”) to establish the C.V. Starr Research Fund for International Economics (the “Research Fund”): in 2001, $1,325,000; in 2002, $1,325,000. Mr. Feldstein is president and chief executive officer of the Bureau. These donations were made solely to establish the Research Fund, and Mr. Feldstein has advised the Nominating and Corporate Governance Committee that there is no present intention to seek additional funding for the Bureau from The Starr Foundation. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that these contributions do not impair Mr. Feldstein’s independence for purposes of the New York Stock Exchange listing standards. Mr. Feldstein is not a member of AIG’s Audit Committee, Nominating and Corporate Governance Committee or Compensation Committee.

There were four regularly scheduled meetings and four special meetings of the Board during 2003. All of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served. The non-management directors meet in executive session, without any management directors present, either before or after each regularly scheduled Board meeting. Mr. Zarb presides at these executive sessions.

AIG has adopted policies on reporting of concerns regarding accounting and other matters and on communicating with non-management directors, which are available on the governance section of AIG’s website at www.aigcorporate.com.

Audit Committee

The Audit Committee, which held nine meetings during 2003, assists the Board’s oversight of AIG’s financial statements and compliance with legal and regulatory requirements, the qualifications and performance of AIG’s independent auditor and the performance of AIG’s internal audit function. Mr. Hoenemeyer chaired the Audit Committee, which included Messrs. Aidinoff, Chia (commencing in May), Conable (until May) and Zarb and Mrs. Hills during 2003. The Board has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are independent under both New York Stock Exchange and Securities and Exchange Commission rules. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the New York Stock Exchange listing standards and that Mr. Hoenemeyer is an audit committee financial expert for purposes of the rules of the Securities and Exchange Commission and has accounting or related financial management expertise for purposes of the New York Stock Exchange listing standards.

Nominating and Corporate Governance Committee

Mr. Aidinoff chairs the Nominating and Corporate Governance Committee, which held four meetings in 2003 and which also included Messrs. Marshall Cohen and Zarb and Mrs. Hills, all of whom the Board has determined, upon the recommendation of the Nominating and Corporate Governance Committee, are independent under New York Stock Exchange rules. The primary purposes of the Nominating and Corporate Governance Committee are to recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board and its committees and to review on an ongoing basis the corporate governance principles and practices that should apply to AIG. In early 2004, the Nominating and Corporate Governance Committee nominated Mr. William Cohen to serve as a director, and the Board accepted the recommendation and elected him a director on February 2, 2004. Mr. Cohen was initially identified by the Chief Executive Officer as a potential nominee for director and thereafter was recommended by several non-management directors.

The Nominating and Corporate Governance Committee will consider nominees recommended by the shareholders. The Guidelines included as Appendix A hereto include a listing of the characteristics that the Nominating and Corporate Governance Committee considers important for nominees for director. The Nominating and Corporate Governance Committee will evaluate shareholder nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at the 2005 Annual Meeting of Shareholders may do so by submitting in writing such nominees’ names, in compliance with the procedures described under Shareholder Proposals For 2005 Annual Meeting in this Proxy Statement.

Compensation Committee

The Compensation Committee, which held four meetings during 2003, oversees the administration of AIG’s compensation programs, establishes the compensation of the Chief Executive Officer and makes recommendations with respect to compensation programs applicable to senior executives and other employee compensation. Messrs. Marshall Cohen, Hoenemeyer and Holbrooke are the current members of the Compensation Committee, with Mr. Cohen serving as the Chairman. The Board has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that all members of the Compensation Committee are independent under the New York Stock Exchange rules. Mr. Conable served on the Compensation Committee until his death in November 2003 and chaired the Committee until May 2003.

Other Committees

The principal function of the Executive Committee, which acted only by unanimous written consent in 2003, is to act for the Board between Board meetings. Messrs. Aidinoff, Greenberg, Hoenemeyer, Smith and Zarb and Mrs. Hills are the current members of the Executive Committee, with Mr. Zarb serving as the Chairman.

The Finance Committee, which oversees the financial affairs and investment activities of AIG and its subsidiaries, held 12 meetings during 2003. Ms. Futter and Messrs. Aidinoff, Chia, Conable (until May), Feldstein, Greenberg, Hoenemeyer, Holbrooke, Smith, Wintrob and Zarb served as members of the Finance Committee during 2003.

Ownership of Certain Securities

The only persons who, to the knowledge of AIG, own in excess of five percent of the AIG Common Stock are FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, which filed a Schedule 13G on February 17, 2004, with respect to the 145,079,199 shares of AIG Common Stock held by it, and SICO, P.O. Box 152, Hamilton, Bermuda. According to the Schedule 13G filed by FMR Corp., it is the parent company of various entities (collectively, “Fidelity”) which provide investment advisory and management services to the Fidelity Group of mutual funds. The Schedule 13G states that Fidelity is the beneficial owner of an aggregate of 5.56 percent of the outstanding AIG Common Stock, 141,061,406 shares as a result of providing these services to the funds, and that Fidelity International Limited, which operates as an entity separate from FMR Corp. and Fidelity, is the beneficial owner of 4,017,793 shares of AIG Common Stock. At January 31, 2004, SICO held 311,513,496 shares, or 11.94 percent, of the outstanding AIG Common Stock. The Starr Foundation and Starr (both having executive offices at 70 Pine Street, New York, New York) held 53,547,406 shares and 47,348,270 shares (including 18,844,309 shares held by the C.V. Starr & Co., Inc. Trust), or 2.05 percent and 1.81 percent, respectively, of the outstanding AIG Common Stock on that date.

The following table summarizes the ownership of equity securities of AIG, Starr and SICO by the directors, by Messrs. John A. Graf, Donald P. Kanak and Rodney O. Martin, Jr., who together with Messrs. Greenberg and Sullivan are the current executive officers named in the Summary Compensation Table (as set forth under the caption “Compensation of Directors and Executive Officers”), and by the directors and current executive officers as a group.

	Equity Securities of AIG, Starr and SICO Owned Beneficially as of January 31, 2004(1)
	AIG Common Stock		Starr Common Stock		SICO Voting Stock
Director or Executive Officer	Amount and Nature of Beneficial Ownership(2)(3)(4)(5)	Percent of Class	Amount and Nature of Beneficial Ownership(6)	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
M. Bernard Aidinoff	99,302	(7)	0	—	0	—
Pei-yuan Chia	50,324	(7)	0	—	0	—
Marshall A. Cohen	78,035	(7)	0	—	0	—
William S. Cohen	0	—	0	—	0	—
Martin S. Feldstein	121,562	(7)	0	—	0	—
Ellen V. Futter	12,487	(7)	0	—	0	—
John A. Graf	611,369	.02	250	1.03	0	—
M.R. Greenberg	45,307,097	1.74	4,000	16.41	10	8.33
Carla A. Hills	83,257	(7)	0	—	0	—
Frank J. Hoenemeyer	120,096	(7)	0	—	0	—
Richard C. Holbrooke	10,800	(7)	0	—	0	—
Donald P. Kanak	60,419	(7)	1,000	4.10	0	—
Rodney O. Martin, Jr.	726,303	.03	250	1.03	0	—
Howard I. Smith	460,547	.02	1,875	7.69	10	8.33
Martin J. Sullivan	94,054	(7)	1,125	4.62	0	—
Edmund S.W. Tse	1,280,335	.05	1,750	7.18	10	8.33
Jay S. Wintrob	2,056,792	.08	750	3.08	0	—
Frank G. Wisner	30,478	(7)	0	—	0	—
Frank G. Zarb	11,900	(7)	0	—	0	—
All Directors and Executive Officers of AIG as a Group (38 individuals)	54,093,471	2.07	18,000	73.85	50	41.67

(footnotes on following page)

(footnotes from previous page)

(1)

Amounts of equity securities of Starr and SICO shown represent shares as to which the individual has sole voting and investment power. With respect to shares of AIG Common Stock, totals include shares as to which the individual shares voting and investment power as follows: Feldstein—23,727 shares with his wife, Greenberg—43,475,501 shares with his wife and 103,082 shares with co-trustees, Tse—3,555 shares with his wife, and all directors and executive officers of AIG as a group—44,137,579 shares.

(2)

Amount of equity securities shown includes shares of AIG Common Stock subject to options which may be exercised within 60 days as follows: Aidinoff—63,233 shares, Chia—31,593 shares, M. Cohen—63,233 shares, Feldstein—63,233 shares, Futter—10,500 shares, Graf—607,124 shares, Greenberg—1,728,514 shares, Hills—63,233 shares, Hoenemeyer—63,233 shares, Kanak—36,703 shares, Martin—687,053 shares, Smith—259,217 shares, Sullivan—59,468 shares, Tse—377,889 shares, Wintrob—855,436 shares, Wisner—29,874 shares, and all directors and executive officers of AIG as a group—6,560,183 shares. Amount of equity securities shown excludes 375 shares granted to each non-employee director during 2003 with delivery deferred until retirement from the Board.

(3)

Amount of shares shown for each of Mr. Greenberg and Mr. Smith does not include 18,844,309 shares held as trustee for the C.V. Starr & Co., Inc. Trust, as to which each of them disclaims beneficial ownership. Inclusion of these shares would increase the percentage ownership of AIG Common Stock shown above for each of them by .72 percent.

(4)

Amount of equity securities shown also excludes the following securities owned by members of the named individual’s immediate family as to which securities such individual has disclaimed beneficial ownership: Aidinoff—2,364 shares, Zarb—4,945 shares, and all directors and executive officers of AIG as a group—35,648 shares.

(5)

Amount of shares shown for Mr. Greenberg also excludes 4,677,500 shares owned directly by Starr (representing 16.41 percent of the shares owned directly by Starr) as to which Mr. Greenberg disclaims beneficial ownership.

(6)

As of January 31, 2004, Starr also had outstanding 6,000 shares of Common Stock Class B, a non-voting stock, and 3,838 shares of Preferred Stock, Series X-1. None of the named individuals holds such shares. As of January 31, 2004, the named individuals beneficially owned the following aggregate shares of various series of Starr Preferred Stock (out of an aggregate total outstanding of 363,733 shares): Greenberg (114,000); Kanak (3,375); Smith (18,375); Sullivan (4,600); Tse (18,750); and Wintrob (3,000). These named individuals received dividends of Starr Series V Preferred Stock in 2003 out of a total issued of 28,750 shares as follows: Greenberg (4,000); Graf (250); Kanak (750); Martin (250); Tse (1,750); Smith (1,750); Sullivan (750); and Wintrob (750). Mr. Greenberg also beneficially owned 100 shares of Starr’s 5% Senior Preferred Stock as of January 31, 2004.

(7)	Less than .01 percent.

At January 31, 2004, Mr. Greenberg owned 22,500 shares of Transatlantic common stock and the named individuals also held options which may be exercised within 60 days with respect to shares of Transatlantic and 21st Century as follows: Transatlantic common stock, $1.00 par value per share: Greenberg—118,750 shares, and Smith—17,875 shares; 21st Century common stock, without par value: Smith—28,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and ten percent holders of AIG Common Stock to file reports concerning their ownership of AIG equity securities. Based solely on the review of the Forms 3, 4 and 5 furnished to AIG and certain representations made to AIG, AIG believes that the only filing deficiencies under Section 16(a) by its directors, executive officers and ten percent holders during 2003 were: three late reports filed by Mr. Bensinger, an executive officer, reporting eleven purchases involving an aggregate of 160 shares and one sale of 16 shares; four late reports filed by Mr. Graf reporting the acquisition of interests under an American General Corporation deferred compensation plan and one late report filed by Mr. Graf relating to the exercise of stock options and the subsequent sale of the underlying securities; six late reports filed by Mr. Greenberg reflecting the disposition of an aggregate of 2,323 shares by Starr upon the exercise of stock options by Starr employees; one late report for each of Messrs. Aidinoff, Chia, Marshall Cohen, Feldstein, Futter, Hills, Hoenemeyer, Holbrooke and Zarb relating to the grant of stock options; and two late reports filed by SICO reflecting the disposition of shares under the SICO Plan (see footnotes 6 and 7 to the Summary Compensation Table below).

Compensation of Directors and Executive Officers

Directors who are employees of AIG or its subsidiaries do not receive fees for service on the Board or the committees. Each other director of AIG receives director’s fees of $40,000 per year, plus $1,500 for each Board meeting attended. An annual fee of $5,000 is paid to each member of each committee of the Board. Members of each committee also receive $1,500 for each committee meeting attended. Directors who are not employees of AIG or its subsidiaries annually are granted 500 shares of AIG Common Stock, receipt of which is deferred until retirement from the Board, pursuant to the Director Stock Plan, for which shareholder approval is being sought. See Approval of a Proposal to Adopt the AIG Director Stock Plan. In addition, non-management directors receive annually, under the AIG Amended and Restated 1999 Stock Option Plan, an option which vests after one year and is exercisable for nine years thereafter to purchase 2,500 shares of AIG Common Stock at an option price equal to the fair market value of AIG Common Stock on the date of grant, which is the date of the Annual Meeting of Shareholders. Receipt of shares upon exercise of these options may be deferred at the election of the director. On February 10, 2003, each non-employee director (other than Mr. William Cohen who was not then a director) received an additional option grant with respect to 2,500 shares at an option price of $47.00 per share. Certain directors who are not employees of AIG also serve as directors of various subsidiaries of AIG and receive fees for their service in these capacities.

The following Summary Compensation Table sets forth the compensation accrued for services in all capacities to AIG and its subsidiaries by the “named executive officers” required to be disclosed pursuant to the proxy rules of the Securities and Exchange Commission.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
Name and Principal Position	Year	Annual Compensation			Awards Stock Options(#)	LTIP Payouts	All Other Compensation(5)	SICO LTIP Payouts Not Paid by AIG(6)(7)
		Salary	Bonus(1)
M.R. Greenberg	2003	$1,000,000	$6,500,000		750,000	—	$89,000	$—
Chairman and Chief	2002	1,000,000	5,000,000		375,000	—	86,000	11,107,200
Executive Officer	2001	1,000,000	—	(1)	375,000	—	85,500	—
Donald P Kanak(2)(3)	2003	650,000	860,000		65,000	—	1,178,527	—
Vice Chairman and	2002	488,710	553,917		75,000	—	1,695,589	1,851,200
Co-Chief Operating Officer	2001	350,000	256,000		10,000	—	1,371,690	—
Martin J. Sullivan	2003	700,962	730,000		80,000	—	249,062	—
Vice Chairman and	2002	527,500	390,000		40,000	—	13,400	1,851,200
Co-Chief Operating Officer	2001	521,600	240,000		15,000	—	17,945	—
John A. Graf(3)(4)	2003	682,000	1,340,000		40,000	—	65,466	—
Executive Vice President—	2002	650,000	1,340,000		20,000	—	81,444	624,780
Retirement Services	2001	N/A	N/A		N/A	N/A	N/A	N/A
Rodney O. Martin, Jr.(3)(4)	2003	682,000	1,340,000		40,000	—	104,118	—
Executive Vice President—Life	2002	650,000	1,340,000		20,000	—	129,256	624,780
Insurance	2001	N/A	N/A		N/A	N/A	N/A	N/A

______________

(1)

Amounts shown for named executive officers other than the Chief Executive Officer represent year-end bonuses and bonuses paid quarterly pursuant to a supplementary bonus program. Mr. Greenberg does not participate in the supplementary bonus program. In December, 2001, in light of the losses suffered by AIG as a result of the September 11th terrorist attacks, Mr. Greenberg waived payment of any bonus. In addition, the Compensation Committee accepted management’s recommendation that no year-end bonuses be paid to other members of senior management for 2001.

(2)

Mr. Kanak was elected Vice Chairman and Co-Chief Operating Officer as of January 1, 2004. Prior thereto he was Executive Vice President and Chief Executive Officer of the AIG Companies in Japan and Korea.

(3)

In 2002, Mr. Kanak received restricted stock units with respect to 20,000 shares, which vest on the fourth anniversary of the date of grant. In addition, in 2001, Messrs. Graf and Martin were each granted performance share units with respect to 48,050 shares of AIG Common Stock. These units vest on the third anniversary of the date of grant provided that certain performance standards have been achieved.

(4)

Messrs. Graf and Martin became executive officers in May 2002. Salary and bonuses for Messrs. Graf and Martin for all three years as well as equity awards for 2001 were paid pursuant to contractual arrangements negotiated in connection with AIG’s acquisition of AGC in August 2001. Terms of these arrangements were largely negotiated prior to AIG’s offer to acquire AGC with Prudential plc, and AIG agreed to accept such terms in order to close the transaction on an expedited basis. See page 13 for a description of these arrangements.

(footnotes continued on next page)

(footnotes continued from previous page)

(5)

Amounts shown for Mr. Greenberg represent matching contributions under the AIG savings plan (“401(k) Plan”) and amounts received as director’s fees from Transatlantic. Amounts shown for Mr. Kanak represent the following expatriate benefits paid to Mr. Kanak during his service as chief executive officer of AIG’s operations in Japan: cost of living adjustment—$156,312 in each of 2003, 2002 and 2001; tax equalization payments—$715,224 (2003), $1,239,195 (2002) and $857,827 (2001); housing costs—$211,107 (2003), $209,678 (2002) and $229,734 (2001); home leave airfare—$16,080 (2003), $15,243 (2002) and $15,999 (2001); foreign service premium—$6,824 in each of 2003, 2002 and 2001; local education allowance—$21,946 (2003), $41,879 (2002) and $63,999 (2001); tax preparation and consultation services—$28,720 (2003), $6,015 (2002) and $25,090 (2001); automobile allowance—$2,743 (2003), $3,555 (2002) and $3,989 (2001); club dues—$5,573 (2003), $5,888 (2002) and $4,927 (2001); and matching contributions under the 401(k) Plan—$13,999 (2003), $11,000 (2002) and $6,999 (2001). Amounts shown for Mr. Sullivan represent tax equalization payments of $229,262 in 2003 in connection with the exercise of certain nonqualified stock options granted while Mr. Sullivan was resident in the United Kingdom; tax preparation and consultation services—$5,800 (2003), $2,400 (2002) and $7,445 (2001); and matching contributions under the 401(k) Plan—$14,000 (2003), $11,000 (2002) and $10,500 (2001). Amounts shown for Messrs. Graf and Martin include matching contributions under the 401(k) Plan in 2003 ($14,000 for Mr. Graf and $9,000 for Mr. Martin) and matching contributions under the AGC Thrift Plan in 2002 ($8,500 for each) and the AGC Supplementary Thrift Plan ($20,250 for each), premiums paid by AGC for a group carve out individual life insurance policy ($2,477 for Mr. Graf and $4,385 for Mr. Martin in 2003 and $2,316 for Mr. Graf and $4,120 for Mr. Martin in 2002) and the value of split-dollar life insurance. The amounts included for split-dollar life insurance ($48,989 for Mr. Graf and $90,733 for Mr. Martin in 2003 and $50,378 for Mr. Graf and $96,386 for Mr. Martin in 2002) represent the present value of the interest projected to accrue on the current year’s insurance premium paid by AGC.

(6)	The LTIP payouts will be made by SICO pursuant to its Deferred Compensation Profit Participation Plan (the “SICO Plan”) and will not be paid by or charged to AIG.
(7)

Amounts shown do not represent actual payments. Payments do not begin until the employee retires after reaching age 65. Payments are subject to forfeiture in the event of termination prior thereto. Amounts shown in 2002 represent the value, based on the closing sale price of AIG Common Stock on December 31, 2002 ($57.85), of shares of AIG Common Stock contingently allocated with respect to the January 1, 2001 to December 31, 2002 period but not distributed under the SICO Plan. The SICO Plan came into being in 1975 when the voting shareholders and Board of Directors of SICO, a private holding company whose principal asset consists of AIG Common Stock, decided that a portion of the capital value of SICO should be used to provide an incentive plan for the current and succeeding managements of all American International companies, including AIG. Participation in the SICO Plan by any person, and the amount of such participation, is at the sole discretion of SICO’s Board of Directors, and none of the costs of the various benefits provided under such plan is paid by or charged to AIG. The SICO Plan provides that shares currently owned by SICO may be contingently set aside by SICO for the benefit of the participant and distributed upon retirement provided that the employee fulfills the terms of the SICO Plan. The SICO Board of Directors may permit an early payout of units under certain circumstances. Of the individuals named in the Summary Compensation Table, only Messrs. Graf and Martin are eligible for such early payout with respect to units awarded to them for 2002 service and none of the individuals are eligible for early payout with respect to any units which may be awarded to them for 2003 service. Prior to earning the right to payout, the participant is not entitled to any equity interest with respect to such shares, and shares are subject to forfeiture under certain conditions, including but not limited to the participant’s termination of employment with AIG prior to normal retirement age other than by death or disability. In addition, SICO’s Board of Directors makes the final decision whether to pay a participant cash in lieu of shares of AIG Common Stock. In February, 2003, a determination was made as to the number of AIG shares contingently allocable to the participants in the SICO Plan with respect to units awarded in December 2000 for Messrs. Greenberg, Kanak and Sullivan and in December 2001 for Messrs. Graf and Martin with respect to the January 1, 2001 to December 31, 2002 period. The values shown for the year 2002 represent the number of AIG shares contingently allocated to the named executive officers as follows: Greenberg—192,000 shares; Graf—10,800 shares; Martin—10,800 shares; Kanak—32,000 shares; and Sullivan—32,000 shares.

The following table summarizes certain information with respect to grants of options to purchase AIG Common Stock which were granted during 2003 to the individuals named in the Summary Compensation Table, to all executive officers of AIG as a group, to all directors who are not executive officers of AIG as a group, and to all employees other than executive officers as a group.

Option Grants in 2003

Name	Date of Grant	Options Granted(1)	Percentage of Total Options Granted to Employees During 2003	Exercise Price Per Share		Expiration Date	Potential Realizable Value* at Assumed Annual Rates of Stock Price Appreciation for Option Term
							5 percent(2)	10 percent(3)
M.R. Greenberg	Various	750,000	8.72	$55.475	(4)	Various	$26,165,947	$66,309,647
D.P. Kanak	Various	65,000.76		57.431	(4)	Various	2,347,673	5,949,465
M.J. Sullivan	Various	80,000.93		55.475	(4)	Various	2,791,034	7,073,029
J.A. Graf	Various	40,000.46		55.475	(4)	Various	1,444,722	3,536,515
R.O. Martin	Various	40,000.46		55.475	(4)	Various	1,444,722	3,536,515
All Executive Officers of AIG as a Group (28 individuals)	Various	1,781,000	20.82	55.780	(4)	Various	62,494,382	158,373,034
All Directors who are not Executive Officers of AIG as a Group (10 Individuals)	2/10/03	25,000	N/A	47.00		2/10/13	738,951	1,872,647
	5/14/03	25,000	N/A	56.46		5/14/13	887,684	2,249,567
All Employees other than Executive Officers as a Group	Various	6,771,909	79.18	56.29	(4)	Various	239,728,819	607,519,896
All Shareholders Stock Appreciation(5)	N/A	N/A	N/A	N/A		N/A	$108.7 billion	$275.5 billion
All Unaffiliated Shareholders Stock Appreciation(5)	N/A	N/A	N/A	N/A		N/A	$87.8 billion	$222.6 billion

______________

*	Options would have no realizable value if there were no appreciation or if there were depreciation from the price at which the options were granted.
(1)

All options were granted pursuant to the Amended and Restated 1999 Stock Option Plan at an exercise price equal to the fair market value of such stock at the date of grant. The option grants to all executive officers, including the named individuals, provide that 25 percent of the options granted on any date become exercisable on each anniversary date in each of the successive four years and expire ten years from the date of grant.

(2)

Appreciated price would be $90.36 per share for Messrs. Greenberg, Sullivan, Graf and Martin and $93.55 per share for Mr. Kanak, a weighted average of $90.88 per share for all executive officers, $76.56 per share and $91.97 per share, respectively, for non-employee directors and a weighted average of $91.69 per share for all employees, other than executive officers.

(3)

Appreciated price would be $143.89 per share for Messrs. Greenberg, Sullivan, Graf and Martin and $148.96 per share for Mr. Kanak, a weighted average of $144.72 per share for all executive officers, $121.91 per share and $146.44 per share, respectively, for non-employee directors and a weighted average of $146.00 per share for all employees, other than executive officers.

(4)	Weighted average exercise price per share.
(5)	Calculated using the 2,608,447,046 shares of AIG Common Stock outstanding at December 31, 2003.

Messrs. Greenberg and Smith were granted options to purchase 10,000 shares, and 5,000 shares, respectively, of common stock of Transatlantic at an exercise price of $65.85 per share (the fair market value of Transatlantic common stock on the date of grant) on March 24, 2003 and 10,000 shares and 5,000 shares, respectively, at an exercise price of $77.59 per share on December 4, 2003 as compensation for services to Transatlantic. These grants provide that 25 percent of the options granted become exercisable on each anniversary date in each of the successive four years and that the options expire ten years from the date of grant.

Mr. Smith and Mr. Sandler, an executive officer, were each granted options to purchase 4,000 shares of common stock of 21st Century at a price of $14.80 per share (the fair market value of 21st Century common stock on the date of grant) on June 25, 2003 as compensation for services to 21st Century. These options become exercisable on June 25, 2004 and expire ten years from the date of grant.

The following table summarizes certain information with respect to the exercise of options to purchase AIG Common Stock during 2003 by the individuals named in the Summary Compensation Table and the unexercised options to purchase AIG Common Stock held by such individuals at December 31, 2003.

Aggregated Option Exercises during the Year Ended December 31, 2003 and December 31, 2003 Option Values

Name	Shares Acquired on Exercise		Value Realized(1)		Number of Unexercised Options at December 31, 2003	Value of Unexercised In-the-Money Options at December 31, 2003(2)
					Exercisable/Unexercisable	Exercisable/Unexercisable

M.R. Greenberg	158,203	(3)	$7,006,067	(3)	1,634,764/1,268,750	$37,429,566/9,504,375
D.P. Kanak	—		—		30,453/127,000	194,713/1,048,450
M.J. Sullivan	10,838		451,534		49,468/119,250	610,876/1,013,800
J.A. Graf	78,352		3,558,748		607,124/167,373	3,655,007/506,900
R.O. Martin	—		—		687,053/167,373	4,368,490/506,900

______________

(1)	Aggregate market value on date of exercise (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.
(2)	Aggregate market value on December 31, 2003 (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.
(3)	Receipt of 114,736 shares with an aggregate value of $6,690,256 was deferred.

The following table summarizes certain information with respect to benefits that the proxy rules classify as granted under Long-Term Incentive Plans which were granted during 2002 (with respect to the 2003-2004 period) to the individuals named in the Summary Compensation Table.

SICO Long-Term Incentive Plans — Awards in 2002(1)

Name	Number of Units	Unit Award Period	Estimated Future Payouts

M.R. Greenberg	8,000	Two years	128,000 shares
D.P. Kanak	3,000	Two years	48,000 shares
M.J. Sullivan	4,000	Two years	64,000 shares
J.A. Graf	1,000	Two years	16,000 shares
R.O. Martin	1,000	Two years	16,000 shares

______________

(1)

Awards represent grants of units under the SICO Plan described in footnotes 6 and 7 to the Summary Compensation Table with respect to the two-year period from January 1, 2003 through December 31, 2004. The SICO Plan contains neither threshold amounts nor maximum payout limitations. The number of shares of AIG Common Stock, if any, allocated to a unit for the benefit of a participant in the SICO Plan is primarily dependent upon two factors: the growth in future earnings of AIG during the unit award period and the book value of AIG at the end of the award period. As a result, the number of shares to be allocated with respect to units held for the 2003-2004 period and the value of such shares upon future payout cannot be determined at this time. The number of shares shown under “Estimated Future Payouts” represent the number of shares contingently allocable to the named individuals based upon the units awarded to them for the 2003-2004 period, assuming the same criteria as those used to allocate the shares of AIG Common Stock for the 2001-2002 period. As noted in the description of the SICO Plan in the footnotes to the Summary Compensation Table, prior to earning the right to payout, the participant is not entitled to any equity interest with respect to such shares, and the shares are subject to forfeiture under certain conditions, including but not limited to the participant’s voluntary termination of employment with AIG prior to normal retirement age other than by death or disability. Any payments ultimately distributed under the SICO Plan will not be paid by AIG and will not be dilutive to AIG shareholders.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003, regarding securities issued to AIG non-employees and employees under equity compensation plans that were in effect during 2003.

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	1991 Employee Stock Option Plan	8,408,942	$37.89		0
	Amended and Restated 1999 Stock Option Plan	19,199,056	66.86		25,800,857
	Amended and Restated 2002 Stock Incentive Plan	389,639	61.79	(2)	16,610,361	(3)
Equity compensation plans not approved by security holders	Option Plan for Directors(4)	358,593	20.31		0
	Director Stock Plan(6)	0	—		100,000
Total		28,356,230	57.55	(5)	42,511,218

______________

(1)

In connection with acquisition transactions, options with respect to 31,645,168 shares were outstanding as a result of AIG’s assumption of options granted by the acquired entities, at a weighted average option exercise price of $39.25 per share. AIG has not made, and will not make, any future grants or awards of equity securities under the plans of these acquired companies.

(2)	Weighted average value of restricted stock units at date of grant.
(3)	An additional 1,000,000 shares become available for grant or award in each year pursuant to the terms of the Amended and Restated 2002 Stock Incentive Plan.
(4)

Effective with the approval of the 1999 Stock Option Plan by the Board of Directors in September 1999, option grants to directors were made pursuant to that plan. Prior thereto, options were granted to directors under the Option Plan for Directors. Under such plan, options were granted at an option price equal to the fair market value of AIG Common Stock on the date of grant, vesting after one year and exercisable for nine years thereafter.

(5)	Excludes restricted stock units.
(6)	AIG is seeking shareholder approval of this Plan as described under Approval of Proposal to Adopt the AIG Director Stock Plan.

In order to facilitate the performance of their management responsibilities, AIG provides to Messrs. Greenberg, Kanak, Smith, Sullivan and Tse automobiles and drivers and to these individuals and other officers and employees the use of a yacht and corporate aircraft, club memberships, recreational opportunities and clerical and investment management services. These facilities are provided for use for business purposes and the costs thereof are considered ordinary and necessary business expenses of AIG. Any personal benefit any of these persons may have derived from the use of these facilities or from the services provided is regarded as incidental and the amount thereof has therefore not been included in the compensation shown in the Summary Compensation Table.

In connection with AIG’s acquisition of AGC, AIG entered into employment agreements with both of Messrs. Graf and Martin. Under these agreements, during the employment period (August 29, 2001 through August 29, 2004), Messrs. Graf and Martin are each entitled to receive a base salary of not less than $650,000, an annual bonus of not less than $1,250,000 and a supplemental bonus of $90,000. If either of Mr. Graf’s or Mr. Martin’s employment is terminated without cause or by him, with good reason, during the employment period, he will receive (i) any accrued salary or benefits, (ii) a severance payment of not less than $1.9 million, (iii) a pro-rata portion of his annual bonus, (iv) certain retirement and other employee benefits as if he had continued to be employed until expiration of the agreement, (v) outplacement services and (vi) immediate vesting of all outstanding equity-based awards. If either of Mr. Graf or Mr. Martin is terminated for cause, or if Mr. Graf or Mr. Martin terminates his employment without good reason, AIG will have no further obligations to him other than the repayment of any accrued salary or benefits. If either of Mr. Graf’s or Mr. Martin’s employment is terminated due to death or disability, the equity-based awards will become fully vested and exercisable, and AIG will have no further obligations to him other than the payment of any accrued salary or benefits and any death or disability benefits comparable to those paid to other AIG executives. Messrs. Graf and Martin may not compete with AIG for the period of one year following the termination of employment or, if earlier, August 29, 2004. Under the employment agreements Messrs. Graf and Martin are eligible to receive employee, medical and other welfare benefits provided by AIG to other AIG executives and through 2002, were entitled to certain perquisites and special benefits including annual club membership fees reimbursements, financial planning services, an annual physical, enhanced and split-dollar life insurance and, in the case of Mr. Martin, an automobile allowance.

In connection with his employment and relocation to New York, AIG has paid certain expenses involved with Mr. Wisner’s purchase of a cooperative apartment and provided credit support for his mortgage. During 2003, Mr. Sullivan was provided a mortgage loan by AIG in connection with his relocation from London to New York. The maximum amount of such loan outstanding during 2003 and at January 31, 2004 was $285,375 at an interest rate of 1.52 percent per annum. During 2003, Mr. Nottingham, an executive officer, was provided a mortgage loan by AIG with an effective annual interest rate of 2.30 percent per annum. The maximum amount of such loan outstanding during 2003 was the yen equivalent of $2,779,000. The loan was repaid in January 2004.

Messrs. Greenberg, Kanak, Smith, Sullivan, Tse and Wintrob or certain of them, are directors and officers of SICO, directors of The Starr Foundation and directors and officers of Starr. These individuals also receive compensation as officers of Starr for services rendered to Starr as well as compensation from SICO for services rendered to SICO. These services are not considered to detract materially from the business time of these individuals available for AIG matters and such compensation is not included in the compensation for services to AIG shown in the Summary Compensation Table.

AIG maintains a policy of directors and officers liability insurance for itself, its directors and officers, its subsidiaries, and their directors and officers. The premium for the year ending May 24, 2004 is approximately $9,128,648.

Pension Benefits

Through March 31, 1985, when such plan was terminated, employees of AIG and its subsidiaries who are citizens of the United States or non-citizens working in the United States were covered under the American International Group, Inc. Pension Plan, a contributory, qualified, defined benefit plan (“Original Pension Plan”). The annual pension for a participant was equal to 1.75% of Average Final Compensation multiplied by years of credited service as a participant (up to 40 years) less 1.4286% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). Average Final Compensation was defined as the average annual compensation of a participant during the three consecutive years in the last ten years of his credited service affording the highest such average, or during all of the years of his credited service if less than three years. Benefits were paid monthly during the life of the participant, or, if applicable, during the joint lives of the participant and his contingent annuitant. The annual retirement allowance for participants with at least ten years of credited service was not less than 50% of 1.75% of Average Final Compensation, multiplied by years of credited service, or $1,200, whichever was greater. On April 1, 1985, a new non-contributory, qualified, defined benefit plan (“Current Retirement Plan”) was established, with provisions substantially the same as the Original Pension Plan, except for the non-contributory feature and except that in the annual pension formula described above, 1.25% of Average Final Compensation is multiplied by years of credited service as a participant (up to 44 years) less 1.25% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). The 1.25% of Average Final Compensation is also used in the determination of the minimum retirement allowance. Effective January 1, 1989, the Current Retirement Plan formula changed in accordance with government mandated regulations from a Social Security offset to a Social Security integration method of computation where the offset is the average of the final three years’ compensation but no greater than 150% of the employee’s “covered compensation” (the average of the Social Security Wage bases during the 35 years preceding the Social Security retirement age) times credited service up to 35 years, multiplied by an applicable Social Security retirement age factor. For employees terminating from active service after January 1, 1993, the benefit formula for credited service on and after April 1, 1985 changed from 1.25% to 1.35% of Average Final Compensation. Effective January 1, 1996, the Current Retirement Plan formula now equals 1.25% times Average Final Compensation up to 150% of the employee’s “covered compensation” plus 1.75% times Average Final Compensation in excess of 150% of “covered compensation” times years of credited service prior to April 1, 1985 (up to 35 years) plus 1.75% times Average Final Compensation times years of credited service in excess of 35 years but limited to 40 years; plus .925% times Average Final Compensation up to 150% of the employee’s “covered compensation”, plus 1.425% times Average Final Compensation in excess of 150% of “covered compensation” times years of credited service after April 1, 1985 (up to 35 years), plus 1.425% times Average Final Compensation times years of credited service in excess of 35 years but limited to 44 years.

As a result of the termination of the Original Pension Plan, all benefits accruing to the termination date became vested regardless of an employee’s years of service and annuities were purchased for benefits payable under that plan. AIG was entitled to receive the surplus remaining in the Original Pension Plan, other than the portion of the surplus attributable to employee contributions.

The 401(k) Plan for employees provides for salary reduction contributions by employees and matching contributions by AIG. The retirement benefits for most employees who participate in both the Current Retirement Plan and the 401(k) Plan are anticipated to be substantially greater than the benefits which would have been received under the Original Pension Plan.

Annual amounts of normal retirement pension commencing at normal retirement age of 65 based upon Average Final Compensation and credited service under the Current Retirement Plan and the Supplemental Executive Retirement Plan (the “Supplemental Plan”) are illustrated in the following table:

Estimated Annual Pension at Age 65

Average Final Compensation	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 125,000	$8,100	$23,100	$38,100	$53,100	$53,100	$53,100	$53,100
$ 150,000	14,100	32,100	50,100	68,100	68,100	68,100	68,100
$ 175,000	20,100	41,100	62,100	83,100	83,100	83,100	83,100
$ 200,000	26,100	50,100	74,100	98,100	98,100	98,100	98,100
$ 225,000	32,100	59,100	86,100	113,100	113,100	113,100	113,100
$ 250,000	38,100	68,100	98,100	128,100	128,100	128,100	128,100
$ 300,000	50,100	86,100	122,100	158,100	158,100	158,100	158,100
$ 375,000	68,100	113,100	158,100	203,100	203,100	203,100	203,100
$ 400,000	74,100	122,100	170,100	218,100	218,100	218,100	218,100
$ 500,000	98,100	158,100	218,100	278,100	278,100	278,100	278,100
$ 750,000	158,100	248,100	338,100	428,100	428,100	428,100	428,100
$1,000,000	218,100	338,100	458,100	578,100	578,100	578,100	578,100
$1,375,000	308,100	473,100	638,100	803,100	803,100	803,100	803,100

With respect to Messrs. Greenberg Kanak and Sullivan, their respective years of credited service (under both plans) through December 31, 2003 are as follows: Greenberg—44 years; Kanak—11.5 years; Sullivan—24.4 years. Pensionable salary includes the regular salary paid by AIG and its subsidiaries and does not include amounts attributable to supplementary bonuses or overtime pay. For such named individuals, pensionable salary during 2003 was as follows: Greenberg—$1,000,000; Kanak—$650,000; Sullivan—$675,000.

During 1986, AIG adopted the Supplemental Plan to provide additional retirement benefits to designated executives and key employees. Under the Supplemental Plan, annual benefits, not to exceed 60% of Average Final Compensation, accrue at a rate of 2.4% of Average Final Compensation for each year of service or fraction thereof for each full month of active employment. The benefit payable under the Supplemental Plan is reduced by payments from the Original Pension Plan, the Current Retirement Plan, Social Security Benefit and any payments from a qualified pension plan of a prior employer. Messrs. Greenberg, Kanak and Sullivan were participants in the Supplemental Plan at December 31, 2003. Federal legislation limits the benefits which may be payable from the Current Retirement Plan. Effective January 1, 1991, the Supplemental Plan was amended to provide a benefit to most Current Retirement Plan participants in an amount equal to the reduction in the benefit payable as a result of the federal limitation. In September 2002, AIG approved a Supplemental Executive Retirement Plan (as amended and restated effective June 1, 2002) and an Excess Retirement Income Plan (effective as of June 1, 2002) which together provide the same benefits described above and replace the Supplemental Plan.

Messrs. Graf and Martin have accrued benefits frozen as of December 31, 2002 under the AGC Retirement Plan, the AGC Supplemental Executive Retirement Plan and the AGC Restoration of Retirement Income Plan. Effective January 1, 2003 both individuals accrue their future benefits under the terms of the AIG Retirement Plan. The estimated annual benefits payable upon retirement at normal retirement age at 65 from all applicable AIG and AGC plans are $241,490 for Mr. Graf and $201,950 for Mr. Martin.

Certain Transactions

Certain transactions in 2003 effected in the ordinary course of business between AIG and its subsidiaries and SICO and Starr are summarized in the following table:

	SICO and Subsidiaries	Starr and Subsidiaries
	(in thousands)
AIG and Subsidiaries Paid:
For production of insurance business*	$—	$173,000
For services (at cost)* *	1,200	262
Rentals	4,200	114
AIG and Subsidiaries Received:
For services (at cost)* *	2,000	21,800
Rentals	77	2,200

*

From these payments, which constituted approximately 47% of Starr’s consolidated gross revenues for the year, Starr is generally required to pay its operating expenses as well as commissions due originating brokers. The amounts are paid at terms not greater than those available to unaffiliated parties, and represent approximately 0.2% of the gross revenues of AIG.

* *	These services are provided and obtained at a cost which, in the opinion of the management of AIG, does not exceed the cost of obtaining such services from unaffiliated sources.

Starr from time to time offers members of AIG’s senior management the opportunity to purchase shares of its common stock, which are held subject to substantial risk of forfeiture if they voluntarily leave the employ of AIG and its affiliates. Book value is used to determine the purchase price. During 2003, Starr offered an aggregate of 1,500 shares of its common stock to AIG employees. Mr. Sullivan purchased 250 shares and each of executive officers Castelli, Moor, Schreiber, Shannon and Smith purchased 125 shares, respectively, at a purchase price of $300 per share. As of January 1, 2004, Mr. Kanak purchased an additional 250 shares and Mr. Sullivan purchased an additional 125 shares each at a purchase price of $300 per share.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee, formerly called the Stock Option and Compensation Committee, comprised of Messrs. M. Cohen, Hoenemeyer and Holbrooke for the year ended December 31, 2003, is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer, making recommendations with respect to compensation programs applicable to senior executives and administering AIG’s various compensation programs. The Compensation Committee Charter, adopted March 17, 2004, is included with this Proxy Statement as Appendix E.

In determining the compensation which is appropriate for both the Chief Executive Officer and other members of senior management, the Committee’s starting point is AIG’s salary administration philosophy, which is to pay within a range that helps meet business objectives while considering external and internal influences and the level of funding allocated to employee compensation. At senior positions, one of the objectives is to pay at a level that allows AIG to attract, retain and motivate key executives by paying them competitively compared to peers within a selected group of major companies in the insurance industry (which includes companies in addition to those in the Peer Group included in the Performance Graph) while comparing AIG’s performance to the performance of those companies. In so doing, a variety of factors are considered, including the performance of AIG relative to those companies as measured by standards such as net income and its growth over prior periods, return on equity and property and casualty underwriting performance, the level of compensation paid to senior officers within the selected group of companies, and the level of individual contribution by AIG’s senior officers to the performance of AIG.

The Committee is informed of all compensation paid by Starr and SICO to AIG’s senior management, as well as the opportunities afforded to AIG’s senior management to invest in Starr common stock. It takes such compensation, including awards under the SICO Plan, into account to the extent such compensation is paid for services to AIG and its subsidiaries.

No specific formula is utilized to evaluate the various factors, in determining the specific amount of compensation payable or in determining the allocation of compensation to salary, bonus and stock option grants. The weight given to each factor with respect to each element of compensation is within the individual discretion and judgment of each member of the Committee. Each member also takes the appropriateness of the entire package into account when evaluating each element of compensation.

In considering the Chief Executive Officer’s compensation, the Committee reviewed the activities and accomplishments of the Chief Executive Officer in relation to the strategic plans and goals of the AIG organization, both internally and in the national and global arenas. The Committee noted Mr. Greenberg’s continued leadership on issues of importance to the insurance industry as a whole, such as federal terrorism coverage, tort reform and asbestos legislation. The Committee recognized the Chief Executive Officer’s leadership role in AIG’s completion of significant new investments that will contribute to profitable growth in the future with the acquisition of GE Edison Life Insurance Company in Japan and the joint venture with the People’s Insurance Company of China to develop and market accident and health products through PICC’s branches throughout China. In determining the amount of the bonus, the Committee recognized the AIG’s outstanding financial results for the year, and noted that under the terms of the Chief Executive Officer Annual Compensation Plan (the “CEO Plan”) which was then under consideration and which is being submitted to the shareholders for approval, the maximum bonus payable for 2004 would be $8,000,000. The Committee determined that a significant increase over the $5,000,000 paid in 2002 would be appropriate and concluded that $6,500,000 was an appropriate measure of the outstanding performance of the Chief Executive Officer.

On the basis of the general factors set forth above, the Committee determined the bonuses for 2003 performance, the base salaries for 2004 and approved the levels of participation for 2004 by the senior executive officers in the supplementary bonus program for 2003-2004.

The Committee has recognized that AIG has traditionally encouraged long-term strategic management and the enhancement of shareholder value by providing high performing key executives the opportunity for superior capital accumulation over the course of their careers with AIG in the form of stock options. This is a tradition that the Committee believes to have contributed significantly to AIG’s considerable success over the years.

The Committee believes that the actions of AIG senior management and the Chief Executive Officer evidence the success of AIG’s compensation program in aligning the interests of senior management with AIG’s shareholders and demonstrate the value of providing senior management and the Chief Executive Officer with the significant option grants made for 2003 performance.

Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly held corporation such as AIG for compensation paid to the chief executive officer and four most highly compensated officers of a corporation in a taxable year to the extent that any such individual’s compensation exceeds $1,000,000 unless certain requirements for performance-based compensation are satisfied. The Board is proposing for shareholder approval the CEO Plan, which is designed to satisfy performance-based requirements of Section 162(m). The Committee anticipates, therefore, that payments pursuant to the CEO Plan will be deductible under Section 162(m). In addition, compensation attributable to the exercise of options granted under the 1991 Employee Stock Option Plan and the Amended and Restated 1999 Stock Option Plan will be performance-based and therefore will be deductible in accordance with Section 162(m). Other compensation paid to the named executive officers in excess of $1,000,000 did not qualify as performance based and, therefore, was not deductible under Section 162(m).

The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has determined that each member of the Committee is independent for purposes of the New York Stock Exchange listing standards.

Compensation Committee American International Group, Inc.

Marshall A. Cohen Frank J. Hoenemeyer Richard C. Holbrooke

Report of the Audit Committee

The role of the Audit Committee, comprised of Mrs. Hills and Messrs. Aidinoff, Chia, Hoenemeyer and Zarb for the year ended December 31, 2003, is to assist the Board of Directors in its oversight of (i) the integrity of AIG’s financial statements, (ii) AIG’s compliance with legal and regulatory requirements, (iii) the independent accountants’ qualifications, independence and performance, and (iv) the performance of AIG’s internal audit function; and to prepare this report. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Committee are independent, as required by the rules of the New York Stock Exchange and the Securities and Exchange Commission. The Board of Directors has also determined, upon the recommendation of the Nominating and Corporate Governance Committee, that all members of the Committee are financially literate, as defined by the rules of the New York Stock Exchange, and that Mr. Hoenemeyer is an audit committee financial expert and has accounting or related financial management expertise, as defined by the rules of the Securities and Exchange Commission and New York Stock Exchange, respectively.

At each regularly scheduled Audit Committee meeting, the Audit Committee meets separately with both the independent accountants and with the Director of Internal Audit. Both the independent accountants and the Director of Internal Audit have free access to the Audit Committee and the Chairman of the Audit Committee. Periodically, the Audit Committee reviews and discusses with the General Counsel his report on legal and regulatory matters.

In the performance of its oversight function, the Committee has considered and discussed both the audited financial statements as well as the unaudited quarterly financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the accountants their independence.

During 2003, the Audit Committee performed all of its duties and responsibilities under the then applicable Audit Committee Charter, holding nine meetings. Based upon the reports and discussions described in this report and the role and responsibilities of the Audit Committee described above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in AIG’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Audit Committee American International Group, Inc.
M. Bernard Aidinoff Pei-yuan Chia Carla A. Hills Frank J. Hoenemeyer Frank G. Zarb

Report of the Nominating and Corporate Governance Committee

The role of the Corporate Governance and Nominating Committee, comprised of Mrs. Hills and Messrs. Aidinoff, M. Cohen and Zarb, is to identify individuals qualified to become Board members and recommend individuals to the Board for nomination as members of the Board and its Committees, advise the Board on corporate governance matters and oversee the evaluation of the Board. The Board of Directors has determined that each member of the Committee is independent, as required by the rules of the New York Stock Exchange.

During 2003, the Corporate Governance and Nominating Committee developed, recommended to the Board of Directors for adoption and reviewed AIG’s Corporate Governance Guidelines, Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics, and Director Independence Standards, which are included with this Proxy Statement as Appendices, to strengthen AIG’s corporate governance practices, promote the interests of AIG’s shareholders and reflect the adoption of the New York Stock Exchange corporate governance rules. The Committee, along with the Board of Directors, also determined that Mrs. Hills and Messrs. Aidinoff, Chia, Marshall Cohen, William Cohen, Feldstein, Hoenemeyer, Holbrooke and Zarb are independent within the meaning of the rules of the New York Stock Exchange and, in the case of Audit Committee members, the Securities and Exchange Commission as well.

The Committee approved and recommended to the Board of Directors the director nominees standing for election at the Annual Meeting, based on the criteria set forth in the Corporate Governance Guidelines. In evaluating and recommending nominees for positions on the Board of Directors, the Committee may, but is not required to, consider nominees proposed by management, and will also consider nominees recommended by shareholders.

Nominating and Corporate Governance Committee American International Group, Inc.
M. Bernard Aidinoff Marshall A. Cohen Carla A. Hills Frank G. Zarb

Performance Graph

The following Performance Graph compares the cumulative total shareholder return on AIG Common Stock for a five year period (December 31, 1998 to December 31, 2003) with the cumulative total return of the Standard & Poor's 500 stock index (which includes AIG) and a peer group of companies (the “Peer Group”) consisting of eight insurance companies to which AIG compares its business and operations: Allstate Corporation, Chubb Corporation, CNA Financial Corporation, Hartford Financial Services Group, Inc. (formerly known as ITT Hartford Group, Inc.), Lincoln National Corporation, MetLife Inc., Prudential Financial Inc. and The St. Paul Companies, Inc. Dividend reinvestment has been assumed and, with respect to companies in the peer groups, the returns of each such company have been weighted to reflect relative stock market capitalization.

FIVE YEAR CUMULATIVE TOTAL RETURNS

Value of $100 Invested on December 31, 1998

TOTAL SHAREHOLDER RETURNS

D
O

L

L

A

R

S

Dec 98

Dec 99

Dec 00

Dec 01

Dec 02

Dec 03

0

50

100

150

200

250

AIG

S&P 500 INDEX

PEER GROUP

YEARS ENDING

	1998	1999	2000	2001	2002	2003
AIG	100.00	140.16	191.97	154.95	113.22	130.22
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
Peer Group	100.00	81.68	126.57	108.74	96.61	120.84

APPROVAL OF A PROPOSAL TO ADOPT A CHIEF EXECUTIVE OFFICER
ANNUAL COMPENSATION PLAN

The Board of Directors has adopted, subject to approval of the shareholders, a new performance-based Chief Executive Officer Annual Compensation Plan (the “CEO Plan”). The purpose of the CEO Plan is to advance the interests of AIG by providing the Chief Executive Officer with an additional incentive to continue his efforts on behalf of AIG and its subsidiaries. The CEO Plan is included as Appendix G.

The CEO Plan provides that for each calendar year beginning with 2004 (each such year, a “Plan Year”) a bonus will be paid to the Chief Executive Officer based upon performance goals established for such year by the Compensation Committee (the “Committee”). The performance goals for each Plan Year must be selected no later than March 30 of each year and use one or more of the following criteria: return on equity; net income; increases in net income over one or more prior years; earnings per share; book value per share; increases in share value as measured by stock price performance; combined loss and expense ratio; and expansion of geographic and product markets. The Committee has established performance goals for the Chief Executive Officer for the 2004 Plan Year pursuant to the terms of the CEO Plan.

The maximum bonus for any Plan Year may not exceed (i) $8,000,000 for the 2004 Plan Year, (ii) $9,000,000 for the 2005 Plan Year or (iii) $10,000,000 for the 2006 Plan Year and each Plan Year thereafter. The Committee may, in its discretion, reduce (but not increase) any bonus earned by the Chief Executive Officer in any Plan Year.

For purposes of the CEO Plan, “net income” is AIG’s net income for the calendar year as reflected in the financial statements of AIG and its consolidated subsidiaries for such year, but excluding realized and unrealized capital gains and losses, the effect of catastrophic losses (that is, losses which would be deemed “catastrophic” under the standards established by the National Association of Insurance Commissioners) for such period in excess of $100,000,000 and the effect of any changes in accounting principles that may be required subsequent to March 17, 2004 (“Net Income”). “Return on equity” is defined as Net Income expressed as a percentage of common shareholders’ equity at the beginning of the calendar year, exclusive of unrealized appreciation or depreciation of investments, net of taxes.

It is intended that compensation payable under the CEO Plan be considered performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, and, therefore, be deductible for federal income tax purposes. Notwithstanding the adoption of the CEO Plan and its submission to shareholders, AIG reserves the right to pay the Chief Executive Officer other amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

The Board of Directors may from time to time, amend or terminate the CEO Plan, provided that no alteration or amendment may be made without the approval of shareholders if approval of shareholders is required by Section 162(m) of the Internal Revenue Code to allow compensation payable under the CEO Plan to be tax deductible under Section 162(m).

Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

Your Board of Directors recommends a vote FOR the proposal to approve the CEO Plan.

APPROVAL OF A PROPOSAL TO ADOPT THE
AMERICAN INTERNATIONAL GROUP, INC. DIRECTOR STOCK PLAN

The Board of AIG has adopted, subject to approval of the shareholders, the American International Group, Inc. Director Stock Plan (the “Plan”). The purpose of the Plan is to advance the interests of AIG by providing non-employee members of the Board of AIG with an additional incentive to continue their efforts on behalf of AIG and its subsidiaries. The Plan is included as Appendix H.

Under the Plan, each member of the Board who is not an employee of AIG or any of its affiliates (each, a “Non-Employee Director”) will be eligible to receive annually awards totaling 500 shares (or a lesser or greater amount determined by the Board, but not exceeding 1000 shares). These awards will be paid at such time or times as the Board may determine, and receipt of the awards may be deferred for a period of time and under terms and conditions determined by the Board. The maximum number of shares that may be issued under the Plan is 100,000 shares of AIG Common Stock.

The Plan will be administered and interpreted by the Board, which is authorized, subject to the provisions of the Plan, to establish the rules and regulations it deems necessary for the proper administration of the Plan. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or other change in AIG’s corporate structure, the Board may make appropriate anti-dilution and equitable adjustments in the number and kind of shares authorized by the Plan. The Board is authorized to terminate or amend the Plan at any time, but no amendment may be made without shareholder approval if such approval is required by law or stock exchange rule.

No shares of AIG Common Stock shall be awarded pursuant to the Plan after April 3, 2014.

Approval of the Director Stock Plan requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

Your Board of Directors recommends a vote FOR the proposal to adopt the Director Stock Plan.

RATIFICATION OF SELECTION OF ACCOUNTANTS

The Audit Committee and the Board of Directors have approved the employment of PricewaterhouseCoopers LLP as independent accountants of AIG for 2004. Representatives of that firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Ratification of the selection of accountants requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting. Neither AIG’s Restated Certificate of Incorporation, as amended, nor By-Laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent accountants. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.

The Audit Committee adopted a policy for pre-approval of audit and permitted non-audit services by PricewaterhouseCoopers LLP during 2003. Under the policy, the Audit Committee approves categories of services and fee caps for each category. The pre-approved services include: audit services, such as financial statement audits, regulatory filings and attestation services; audit-related services, such as employee benefit plan audits, due diligence, control reviews and GAAP consultations; tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and other permitted non-audit services, such as information resources and training. No expenditure may exceed the dollar caps without the separate specific approval of the Audit Committee.

Fees Paid to Independent Auditors

The following table shows information about fees paid by AIG to PricewaterhouseCoopers LLP.

	2003 (in millions)	2002 (in millions)(d)
Fees paid by AIG:
Audit fees	$33.7	$28.9
Audit-related fees(a)	2.2	2.1
Tax fees(b)	7.0	5.3
All other fees(c)	1.9	3.2

______________

(a)

Audit-related fees are fees in respect of assurance and related services that are traditionally performed by independent auditors, including: employee benefit plan audits; due diligence related to mergers and acquisitions; accounting consultations and audits in connection with acquisitions; internal control reviews; and consultation concerning financial accounting and reporting standards.

(b)

Tax fees are fees in respect of tax return preparation and consultation on tax matters (including tax return preparation and consultation on tax matters for expatriate employees), tax advice relating to transactions and other tax planning and advice.

(footnotes continued on next page)

(footnotes continued from previous page)

(c)

All other fees are fees in respect of services that are routine and recurring and would not impair the independence of the independent auditor, including: assistance with information technology; providing access to information resources; and training.

(d)	Prior year numbers have been conformed to current year presentation.

The services provided by PricewaterhouseCoopers LLP and the fees paid by AIG were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. None of the non-audit services performed by PricewaterhouseCoopers LLP were approved under the Securities and Exchange Commission’s de minimis exception to audit committee pre-approval.

Your Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.

SHAREHOLDER PROPOSALS

Some of the following proposals contain assertions about AIG that AIG believes are incorrect. AIG has not attempted to refute these inaccuracies; rather your Board of Directors has recommended a vote against each of these proposals for broader policy reasons as set forth following each proposal. Share holdings of the various shareholder proponents and, where applicable, names and addresses of filers and co-filers, will be supplied upon oral or written request.

SHAREHOLDER PROPOSAL I

Service Employees International Union Master Trust AFL-CIO, CLC, 1313 L Street, N.W., Washington, D.C. 20002 has notified AIG in writing that it intends to submit the following proposal at this year’s meeting:

Resolved, that the shareholders of American International Group Inc. (the “Company”) hereby request that the Company prepare and submit to the shareholders of the Company a separate report, updated annually, and containing the following information:

a.

Policies for political contributions made with corporate funds, political action committees sponsored by the Company, and employee political contributions solicited by senior executives of the Company. This shall include, but not be limited to, policies on contributions and donations to federal, state and local political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527;

b.	An accounting of the Company’s resources, including property and personnel, contributed or donated to any of the persons and organizations described above;
c.	A business rationale for each of the Company’s political contributions or donations; and
d.	Identification of the person or persons in the Company who participated in making the decisions to contribute or donate.

Statement of Support

As shareholders, we support policies that apply transparency and accountability to corporate political giving.

There is currently no single source of information providing comprehensive disclosure to the Company’s shareholders on political contributions made with corporate funds. Without full transparency, we believe Company executives may be able to make decisions without a stated business rationale for such donations.

The result is that shareholders are unaware of how and why the Company chooses to make corporate contributions and the political ends being furthered by the gift of corporate funds.

According to the Center for Responsive Politics, a leading campaign finance watchdog organization, our Company contributed $1.6 million to major party committees and political dinners in the 2002 election cycle. However, shareholders do not know whether that is the full extent of the utilization of our Company’s resources for political purposes.

In our view absent a system of accountability, corporate executives will be free to use the Company’s assets in ways that could pose reputational and legal risks for the company.

For these reasons, we urge a vote FOR this resolution.

MANAGEMENT’S STATEMENT IN OPPOSITION

Your Board of Directors opposes this proposal. AIG believes it is in the best interests of shareholders for AIG to support the political process by making prudent political contributions when such contributions are permitted by federal, state and local laws. AIG is fully committed to complying with all applicable laws concerning those political contributions, including laws requiring public disclosure of political contributions and lobbying expenses. Adoption of this proposal would require AIG to expend resources unnecessarily to create an annual report disclosing political contributions many of which are already publicly disclosed.

Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

Your Board of Directors recommends a vote AGAINST this proposal.

SHAREHOLDER PROPOSAL II

Mercy Investment Program, 205 Avenue C, #10E, New York, New York and another filer have notified AIG in writing that they intend to submit the following proposal at this year’s meeting:

WHEREAS

—As shareholders, we are concerned about investing in the tobacco industry by any health care-related institution, especially when the negative health effects of tobacco use are so clearly understood by health care insurers and providers;

—A March 1998 analysis by the U.S. Treasury Department found the nation loses $80 billion a year on goods and services otherwise produced by Americans who die prematurely or retire early because of smoking-related ills.

—A Philip Morris-commissioned Arthur D. Little International Report in 2001 showed a cost-benefit analysis of smoking and social services in the Czech Republic. It showed savings of $24.2 million to $30.6 million from lower costs for health care and retirement benefits caused by a shortened life span of smokers who die early by tobacco use. If this Report is true it would indicate that, for purely financial reasons, such investments undermine the bottom-line of our industry, to say nothing of the ethical implications.

—While Steve Parrish, Senior Vice President of Corporate Affairs for PM, responded that for the company “to commission this study was not only a terrible mistake, it was wrong.” (USA Today 07/30/01) This apology for the Report being commissioned failed to include an apology for the facts contained in the report.

—In 1996 the AMA called for mutual funds and health-conscious investors to divest from stocks and bonds in tobacco companies.

—We believe it is inconsistent for insurers to invest in tobacco equities and yet proclaim concerns about health and life. Whether or not the facts in studies such as that commissioned by Philip Morris are true or not are not the issue. The fact is that our company is invested in an industry that has a cavalier attitude toward life itself.

RESOLVED: that shareholders request the Board to initiate a policy mandating no further purchases of tobacco equities in any of the portfolios under our direct control unless it can be proven that tobacco use does not cause the illnesses and deaths that have been attributed to it. Should the company not provide such proof, it shall divest itself of all tobacco stocks by January 1, 2005.

Supporting Statements

In commenting on the huge tobacco equities of health insurers and health providers, a July 7-9, 1995 editorial in USA Today declared:

major U.S. health insurers are large investors in major U.S. tobacco companies. In other words, the nation’s merchants of care are partners with the nation’s merchants of death. These investments grate and gall. Every year, tobacco use is fatal for thousands of Americans. For insurers to provide health care for those suffering smokers on the one hand while investing in the source of their misery on the other is unconscionable. And hypocritical.

Harvard, Johns Hopkins and the Maryland Retirement and Pension Systems have divested from tobacco stocks. If you think our Company should not profit from peoples’ illness and death by investing in tobacco, vote YES for this resolution.

MANAGEMENT’S STATEMENT IN OPPOSITION

Your Board of Directors opposes this proposal. Your Board of Directors believes that AIG shareholders are best served by not co-mingling investment decisions with what may be considered to be social issues. Your Board of Directors therefore does not believe it would be appropriate for AIG to initiate an investment policy that precludes investments in an entire industry group.

Investment decisions of AIG should be made with the best interests of all shareholders in mind. Your Board of Directors has a fiduciary duty to maximize shareholder value, which it believes is best accomplished through maintenance of a diversified portfolio. A diversified portfolio structure provides investment returns with reduced risk of loss and volatility. Excluding an entire industry group could impede AIG’s ability to achieve its investment results with an acceptable level of risk. Your Board of Directors believes that adoption of this proposal would inhibit its ability to fulfill its fiduciary responsibility to maximize shareholder value.

Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

Your Board of Directors recommends a vote AGAINST this proposal.

SHAREHOLDER PROPOSAL III

Anne Ellsworth, care of Scott Klinger, Co-Director, Responsible Wealth, 37 Temple Place, 2nd floor, Boston, Massachusetts 02111 and other filers have notified AIG in writing that they intend to submit the following proposal at this year’s meeting:

WHEREAS,

American International Group’s American General subsidiary is one of America’s largest sub-prime lenders, making real estate and consumer finance loans to borrowers with less than perfect credit.

Historically, sub-prime lending has been fraught with predatory lending abuses. Predatory lending has stripped billions of dollars from borrowers who are often low-income, elderly or people of color, through inflated fees, loans made at rates higher than warranted by customers’ credit scores, poor disclosure of loan terms, and in some cases, outright fraud. Engaging in these practices can be extremely costly to companies and their shareholders. Within the last two years, Citigroup paid $200 million and Household International paid $484 million to settle predatory lending complaints.

AIG’s American General subsidiary lags other major industry players in developing policies protecting borrowers and shareholders from predatory lending abuses:

American General has not adjusted employee compensation policies to discourage abusive sales practices. Fair housing advocates have expressed concern to regulators about American General’s practice of rewarding employees for the amount of credit insurance they sell. These proponents of fair housing laws argue that credit insurance is often a poor value to customers and a potentially predatory practice. Citigroup and others in the industry have ceased compensating employees on the basis of credit insurance sales.

AIG’s American General unit continues to actively oppose (both directly and through industry trade associations) anti-predatory lending legislation at the state and municipal level.

American General has significant non-US sub-prime lending operations. American General does not appear to apply the same anti-predatory lending policies in the rest of the world as it does in the US. Other lenders have committed to common anti-predatory lending standards wherever they operate.

RESOLVED,

Shareholders request that the Board conduct a special executive compensation review to study ways of linking executive compensation to successfully addressing predatory lending practices. Among the factors to be considered in this review are: Implementation of policies to prevent predatory lending; evaluation of sub-prime loans by outside auditors for compliance with laws and company policies; constructive meetings with concerned community groups; and reductions in predatory lending complaints filed with government bodies. A summary of this review, prepared at reasonable cost and omitting proprietary information, shall be made available to shareholders, upon request, no later than October 1, 2004.

PLEASE VOTE FOR THIS PROPOSAL

MANAGEMENT’S STATEMENT IN OPPOSITION

Your Board of Directors opposes this proposal. AIG’s consumer finance operations are committed to complying with all applicable laws regarding lending practices. Your Board of Directors believes that the proposed executive review would not benefit AIG shareholders.

AIG’s consumer finance operations constitute just a small part of AIG’s overall businesses. The proposal would, in the Board’s view, inappropriately tie executive compensation to one small portion of AIG’s business. Your Board believes that AIG executives should be focused on improving all of AIG’s businesses.

In addition, AIG’s domestic consumer finance operations are subject to various federal statutes regulating lenders, including the Truth-In-Lending Act; the Real Estate Settlement Procedures Act; the Home Owners Equity Protection Act; and the Equal Credit Opportunity Act. Much of this complex regulatory regime is aimed at preventing so-called “predatory lending.” AIG’s subsidiaries, through their legal and compliance departments, have developed internal procedures and lending policies to ensure compliance with applicable laws both in the United States and abroad. Therefore, your Board of Directors believes that this proposal is inappropriate and unnecessary.

Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

Your Board of Directors recommends a vote AGAINST this proposal.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year’s Proxy Statement pursuant to SEC Rule 14a-8 should be sent to the Secretary of AIG at 70 Pine Street, New York, New York 10270 and must be received by December 6, 2004. Under the AIG By-Laws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made at the 2005 Annual Meeting of Shareholders must be received not less than 90 nor more than 120 days prior to May 19, 2005 unless the 2005 Annual Meeting is not scheduled to be held on a date between April 19, 2005 and June 18, 2005, in which case notice must be received no less than the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. A copy of the current AIG By-Laws may be obtained from the Secretary of AIG.

OTHER MATTERS

Your Board of Directors knows of no other matters to be presented at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by AIG under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation”, “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission), “Report of the Nominating and Corporate Governance Committee”, “Performance Graph” and the appendices to the Proxy Statement, shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

Important Notice Regarding Delivery of Shareholder Documents

In accordance with a notice sent to certain shareholders of AIG Common Stock who hold AIG Common Stock through a broker or otherwise through a nominee and who share a single address, only one copy of this Notice of Annual Meeting of Shareholders and Proxy Statement and AIG’s 2003 Annual Report to Shareholders is being sent to that address unless AIG receives contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting and Proxy Statement or AIG’s Annual Report to Shareholders, he or she may contact the AIG Director of Investor

Relations at 70 Pine Street, New York, New York 10270, 212-770-6293, and AIG will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact the AIG Director of Investor Relations if he or she would like to receive separate proxy materials and annual reports in the future. If a shareholder receives multiple copies of AIG’s proxy materials and annual reports, he or she may request householding in the future by contacting the AIG Director of Investor Relations.

Proxy Solicitation

AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and facsimile transmission by directors, their associates, and approximately eight officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $12,500 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

APPENDIX A

AMERICAN INTERNATIONAL GROUP, INC.
CORPORATE GOVERNANCE GUIDELINES

I. Introduction

The Board of Directors (the “Board”) of American International Group, Inc. (together with its subsidiaries, “AIG”), acting on the recommendation of its Nominating and Corporate Governance Committee, has developed this set of corporate governance guidelines (“Guidelines”) to promote the effective functioning of the Board and its committees, to promote the interests of shareholders and to set forth a common set of expectations as to how the Board, its various committees, individual directors, and management should perform their functions. These Guidelines are designed with AIG’s current business operations, ownership, capital structure, and economic conditions in mind.

II. Roles of Board and Management

The roles of the Board and management are related, but distinct. AIG’s business strategy is implemented by its officers and other employees, under the direction of the chief executive officer (“CEO”). Management reports regularly to the Board on significant events, issues, and risks which may materially affect AIG’s business or financial performance.

The Board’s function is one of oversight. The Board reviews and discusses reports by management with respect to AIG’s performance, as well as significant issues facing AIG. In addition to its general oversight function, the Board, directly and through its committees, oversees AIG’s business and management in accordance with these Guidelines.

III. Board Composition

The size of the Board should balance the following goals:

•	The size of the Board should facilitate substantive discussions by the whole Board in which each director can participate meaningfully.
•	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge and diversity of opinion.
•

A majority of the Board shall consist of directors who are, under the rules of the New York Stock Exchange, Inc. (“NYSE”), “independent” in the business judgment of the Board (“Independent Directors”).

IV. Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the CEO in the manner it considers to be in the best interests of AIG at any given point in time. The Board does not have a policy on whether the role of Chairman and CEO should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the non-executive directors or be an employee of AIG.

V. Selection of Directors

The Nominating and Corporate Governance Committee is responsible for recommending a slate of directors to the Board for election at the annual meeting of shareholders, or one or more nominees to fill vacancies occurring between annual meetings of shareholders.

A.	Nominations. The Board shall, based on the recommendations of the Nominating and Corporate Governance Committee, select nominees for the position of director considering the following criteria:
•	High personal and professional ethics, values and integrity;
•	Ability to work together as part of an effective, collegial group;
•	Commitment to representing the long-term interests of AIG;
•	Skill, diversity, background, and experience with businesses and other organizations that the Board deems relevant;

•

The interplay of the individual’s experience with the experience of other Board members, and the extent to which the individual would be a desirable addition to the Board and any committees of the Board; and

•	Ability and willingness to commit adequate time to AIG over an extended period of time.
B.

Shareholder Nominations. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting names and supporting information to: Chairperson, Nominating and Corporate Governance Committee, c/o Secretary, American International Group, Inc., 70 Pine Street, New York, NY 10270.

The Nominating and Corporate Governance Committee shall give appropriate consideration to candidates for Board membership proposed by shareholders and shall evaluate such candidates in the same manner as other candidates identified to the Nominating and Corporate Governance Committee.

C.

Committee Evaluation. The Nominating and Corporate Governance Committee shall discuss and evaluate possible candidates in detail prior to recommending them to the Board. The Nominating and Corporate Governance Committee shall also be responsible for initially assessing whether a candidate would be an Independent Director. The Board, taking into consideration the assessment of the Nominating and Corporate Governance Committee, shall determine whether a nominee or appointee would be an Independent Director.

D.

Orientation. Management, working with the Board, will provide an orientation process for new directors, including background material on AIG, its business plan and its risk profile, and meetings with senior management. Periodically, management should prepare additional orientation sessions for directors on matters relevant to AIG, its business plan and risk profile.

VI. Election, Term and Retirement of the Directors

Directors hold office until the AIG Annual Meeting of Shareholders next succeeding his or her election and until a successor is elected and qualified or until his or her earlier resignation or removal. The Board does not believe it should establish term limits or a mandatory retirement age.

VII. Board Meetings

The Board currently plans at least four regular meetings each year, with further meetings to occur (or action to be taken by unanimous written consent), at the discretion of the Board.

The agenda for each Board meeting will be prepared by the Chairman and CEO. Any director may suggest the inclusion of additional subjects on the agenda. The agenda for each committee meeting shall be established by the respective committee chairperson. Management will endeavor to provide all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions, the operations of the business and, in certain cases, it may not be desirable to circulate materials in advance of the meeting. Materials presented to the Board or its committees should be as concise as practicable but consistent with the need to provide the information needed for the directors to make an informed judgment and engage in informed discussion.

VIII. Executive Sessions

To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet at least four times a year in executive sessions, with no members of management present. The non-management directors will designate the director who will preside at the executive sessions. Non-management directors who are not Independent Directors may participate in these executive sessions, but Independent Directors shall meet separately in executive session at least once per year.

IX. The Committees of the Board

A.

Committees. The Board will have at least the following five committees: Audit Committee, Compensation Committee, Executive Committee, Finance Committee, and Nominating and Corporate Governance Committee. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee must each have a written charter satisfying the rules of the NYSE. The Audit Committee must also satisfy the requirements of Securities and Exchange Commission (“SEC”)

Rule 10A-3. Each committee chair will give a report periodically on his or her committee’s activities to the Board.
B.

Composition of the Committees. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee will each be composed of at least three directors all of whom are, in the business judgment of the Board, Independent Directors. The required qualifications for the members of each committee are set out in the respective committee’s charter. A director may serve on more than one committee for which he or she qualifies.

X. Board Responsibilities

A.

Management Succession. The Board shall review and consider the management succession plan, developed by the CEO, to ensure that future selections are appropriately considered. The principal components of this plan, on which the CEO will report at least annually to the Board, are:

•	A proposed plan for CEO succession, both in an emergency situation and in the ordinary course of business; and
•	The CEO’s plan for management succession for the other policy-making officers of AIG.
B.

Evaluating and Approving Salary for the CEO. The Board, acting through the Compensation Committee, evaluates the performance of the CEO against AIG’s goals and objectives and approves the compensation level of the CEO.

C.

Compensation Programs. The Compensation Committee makes recommendations to the Board with respect to (1) AIG’s general compensation philosophy, (2) the compensation programs applicable to senior executives of AIG and (3) other employee compensation.

D.

Board Compensation. The Nominating and Corporate Governance Committee shall periodically review and make recommendations to the Board regarding the form and amounts of Board compensation. The Board shall set the form and amount of director compensation, taking into account the recommendations of the Committee. Only non-management directors shall receive compensation for services as a director. To create a direct linkage with corporate performance, the Board believes that a meaningful portion of a director’s compensation should be provided and held in the common stock of AIG and other types of equity-based compensation.

E.	Reviewing and Approving Significant Transactions. Board approval of a particular transaction may be appropriate because of several factors, including:
•	legal or regulatory requirements;
•	the materiality of the transaction to AIG’s financial performance, risk profile or businesses;
•	the terms of the transaction; or
•	other factors, such as entry into a new business or a significant variation from AIG’s strategic plan.

To the extent that the Board determines it to be appropriate, the Board shall develop standards to be utilized by management in determining the types of transactions that should be submitted to the Board for review and approval or notification.

XI. Expectations of Directors

The business and affairs of AIG shall be managed by or under the direction of the Board in accordance with Delaware law. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of AIG. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

A.

Commitment and Attendance. All directors should make every effort to attend every meeting of the Board and every meeting of committees of which they are members. Directors are expected to attend the annual meeting of shareholders.

B.

Participation in Meetings. Each director should be sufficiently familiar with the business of AIG, including its financial statements and capital structure, and the risks and the competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of AIG’s business.

C.

Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to AIG. This duty of loyalty mandates that the best interests of AIG take precedence over any interests possessed by a director.

AIG has adopted a Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics. Directors should be familiar with the Code’s provisions and should consult with AIG’s counsel in the event of any issues that arise with respect to the matters set forth in the Code.

D.

Other Directorships. AIG values the experience directors bring from other boards on which they serve, but recognizes that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. Directors should advise the Chairman of the Nominating and Corporate Governance Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

E.

Contact with Management. All directors are invited to contact the CEO at any time to discuss any aspect of AIG’s business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the CEO and other members of the management in Board and committee meetings, or in other formal and informal settings.

Further, the Board encourages management to, from time to time, bring managers into Board meetings who (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

F.

Board Interaction with Institutional Investors and the Press. It is important that AIG speak to employees and outside constituencies with a single voice and that management serve as the primary spokesperson. If a situation does arise in which it seems necessary for a non-management director to speak on behalf of AIG, the director should consult with the CEO.

G.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of all information received in connection with his or her service as a director.

XII. Communications with the Board of Directors

Security holders may communicate directly with one or more directors by writing to them c/o Secretary, American International Group, Inc., 70 Pine Street, New York, NY 10270.

XIII. Evaluating Board Performance

The Board, acting through the Nominating and Corporate Governance Committee, shall conduct a self-evaluation at least annually to determine whether it is functioning effectively.

The Nominating and Corporate Governance Committee shall periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee shall each conduct an annual self-evaluation, as provided for in its respective charter.

XIV. Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

APPENDIX B

AMERICAN INTERNATIONAL GROUP, INC.
DIRECTOR INDEPENDENCE STANDARDS

Pursuant to the New York Stock Exchange (“NYSE”) listing standards, a director shall be deemed to have a material relationship1 with AIG2 and shall not be considered “independent” until three years3 after the end of any of the following relationships with AIG:

•	A director who is employed by AIG or has an immediate family member[4] employed as an executive officer of AIG.[5]
•

A director who receives, or has an immediate family member who receives, more than $100,000 per year in direct compensation from AIG, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service) and other than compensation received by an immediate family member as a non-executive employee of AIG.[5]

•

A director who is affiliated with or employed by, or who has an immediate family member affiliated with or employed in a professional capacity by, a present or former internal or external auditor of AIG.

•

A director who is employed, or has an immediate family member who is employed, as an executive officer of another company[6] where any of AIG’s present executives serves on that company’s compensation committee.

•

A director who is currently employed, or has a family member currently employed as an executive officer, by a for-profit company that makes payments to or receives payments from AIG for property or services in an amount that exceeds, in any single fiscal year, the greater of $1 million or 2% of the other company’s consolidated gross revenues.

The following relationships and transactions shall not be deemed material for purposes of the NYSE listing standards. The fact that a particular relationship or transaction is not addressed by the below standards or exceeds the thresholds in these standards shall not create a presumption that the director is or is not “independent”.

•

A relationship arising solely from a director’s status as an executive officer, employee or a greater than 10% equity owner of a for-profit corporation or organization that has made payments to or received payments from AIG so long as the payments made or received during any of the past three fiscal years are not in excess of the greater of $1 million or 2% of the other company’s consolidated gross revenues for the fiscal year in which the payments were made (based on the other company’s most recently available financial statements).

•	A relationship arising solely from director’s ownership of 10% or less of the equity interests in an entity that has a relationship or engages in a transaction with AIG.
•

A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another for-profit or not-for-profit corporation or organization that engages in a transaction with AIG or receives contributions from AIG or The Starr Foundation.

•

A relationship arising solely from a director’s affiliation with a charitable organization as an executive officer that receives contributions from AIG or The Starr Foundation, so long as such contributions (other

______________

[1]	Such relationship may be either direct or as a partner, shareholder or officer of an organization that has a relationship with AIG.
[2]	“AIG” shall refer to American International Group, Inc. and its consolidated subsidiaries.
[3]	Until November 4, 2004, the period shall be one year, rather than three years.
[4]

“Immediate family member” includes a director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than a domestic employee) who shares the director’s home. When applying the relevant look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

[5]	Employment or compensation received by a director for former service as an interim chairman or CEO does not need to be considered as a factor by the board in determining independence under this test.
[6]

“Executive officer” shall refer to such entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

B-1

than employee matching contributions) for a calendar year are not in excess of the greater of $1 million or 2% of the organization’s consolidated gross revenues for the charitable organization’s most recent fiscal year for which financial statements are publicly available.

•

The ownership by a director of equity securities of AIG, the purchase of insurance, investment or other products or services from AIG, or the maintenance of a brokerage or similar account with AIG so long as the relationship or transaction is entered into in the ordinary course of business and is on substantially the same terms as those prevailing at the time for similarly situated persons who are not directors of AIG.

•	Any other relationship or transaction that is not required to be disclosed pursuant to Item 404(a) of Regulation S-K.
•	Any relationship or transaction with an immediate family member of a director that would fall within one of the preceding standards.

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APPENDIX C

AMERICAN INTERNATIONAL GROUP, INC.
AUDIT COMMITTEE CHARTER
(Amended March 17, 2004)

I. Purpose of the Audit Committee

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of American International Group, Inc. (“AIG”) assists the Board in its oversight of (i) the integrity of AIG’s financial statements, (ii) AIG’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of AIG’s independent auditor and (iv) the performance of AIG's internal audit function.

II. Responsibilities

AIG's business is managed under the oversight of the Board and the various committees of the Board, including the Committee. The basic responsibility of the Committee is to exercise its business judgment in carrying out the responsibilities described in this Charter in a manner the Committee members reasonably believe to be in the best interests of AIG and its shareholders.

The preparation of AIG’s financial statements in accordance with generally accepted accounting principles is the responsibility of management. The independent auditor is responsible for the planning and conduct of audits and determining whether the financial statements present fairly in all material respects AIG’s financial position and results of operations.

III. Committee Membership

The Committee shall be comprised of at least three directors, each of whom shall serve at the pleasure of the Board and be “independent” under the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange, Inc. (“NYSE”). The Board shall appoint a chairperson of the Committee.

Each member of the Committee shall be “financially literate”. At least one member of the Committee shall have “accounting or related financial management expertise”. At least one member of the Committee shall be an “audit committee financial expert” as defined by SEC rules.

No Committee member shall simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of that Committee member effectively to serve on the Committee.

Determinations of independence, audit committee financial expertise, financial literacy and accounting or related financial management expertise shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and regulation and SEC and NYSE rules and standards.

IV. Organization

The Committee will meet at least once every fiscal quarter or more frequently as it deems necessary or appropriate to carry out its responsibilities.

The chairperson of the Committee shall, in consultation with other Committee members, set the agenda for and preside at meetings of the Committee. The Secretary of AIG or another designated individual shall record and keep minutes of all Committee meetings.

V. Relationship with Independent Auditor

A.

The independent auditor for AIG is accountable to the Board and the Committee, as representatives of the shareholders. The Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) and any other registered public accounting firm retained for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for AIG, and the independent auditor shall report directly to the Committee.

B.

The Committee shall discuss with the independent auditor, at least on an annual basis, the matters required to be discussed by (1) Statement on Auditing Standards No. 61, as it may be amended, relating to the conduct of the audit and (2) Statement on Auditing Standards No. 100, as it may be amended (“SAS100”), relating to the conduct of a review of interim financial information.

C.

The Committee shall review with the independent auditor the items as to which the independent auditor is required to report to the Committee pursuant to Section 10A(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules and regulations promulgated thereunder, as in effect from time to time. These include (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, (3) the ramifications of the use of such alternative disclosures and treatment, (4) the treatment preferred by the independent auditor and (5) other material written communications between the independent auditor and management.

D.

The Committee shall review with the independent auditor (1) any management letter provided by the independent auditor and management’s response to that letter, (2) a summary of the major audit reports issued by the internal auditor department and management’s response thereto, (3) any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise) and (4) any significant written communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement.

E.	The Committee shall review with the independent auditor the responsibilities, budget, and staffing of AIG's internal audit function.
F.

The Committee shall review with the independent auditor audit problems or difficulties encountered by the independent auditor in the course of its annual audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or access to required information, and any significant disagreements with management.

G.

The Committee shall obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

H.

As required by the NYSE, the Committee shall, at least annually, obtain and review a report by the independent auditor describing (1) the firm’s internal quality-control procedures, (2) any material issues raised by (a) the most recent internal quality-control review (or peer review) of the firm or (b) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and (3) all relationships between the independent auditor and AIG, including the matters set forth in the letter provided by the independent auditor pursuant to Independence Standards Board Standard No.1, to enable the Committee to assess the independent auditor’s independence.

I.

The independent auditor shall submit to the Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditor: (1) the audit of AIG’s annual financial statements and the reviews of the financial statements included in AIG’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements; (2) assurance and related services not included in clause (1) that are reasonably related to the performance of the audit or review of AIG’s financial statements, in the aggregate and by each service; (3) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (4) all other products and services rendered by the independent auditor, in the aggregate and by each service.

J.

The Committee shall at least annually evaluate the qualifications, performance, and independence of the independent auditor, including the lead partner of the independent audit (in each case, in light of SEC and NYSE independence and other applicable standards then in effect). In this regard, the Committee will consider whether the provision of permitted non-audit services is compatible with maintaining the independent auditor's independence.

The Committee shall assure the regular rotation of the lead audit partner as required by law and shall consider and discuss with management whether there should be a regular rotation of the independent auditor itself.

K.	The Committee shall present its conclusions with respect to the independent auditor to the Board at least annually.
L.	The Committee shall set clear policies for AIG’s hiring of employees or former employees of the independent auditor.

VI. Financial Disclosure

A.	The Committee shall meet with the independent auditor and AIG’s internal auditors, prior to the commencement of the annual audit, to review the planning and scope of the audit.
B.

The Committee shall generally discuss the type and presentation of information to be included in earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. It is not expected that the Committee will pre-approve each such release or guidance. The Committee shall discuss AIG’s quarterly earnings press releases with management and the independent auditor prior to public release.

C.

The Committee shall discuss generally with management and the independent auditor the annual audited financial statements and the quarterly financial statements, including AIG’s disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations”. The Committee shall also review AIG’s disclosure controls and procedures with management on a quarterly basis. The Committee shall recommend to the Board whether the audited financial statements should be included in AIG’s Annual Report on Form 10-K.

D.

The Committee shall discuss with management, the internal auditors, and the independent auditor major issues regarding accounting principles and financial statement presentations, including (1) any significant change in AIG’s selection or application of accounting principles, (2) any major issues relating to the adequacy of AIG’s internal controls, (3) any audit steps adopted in light of material control deficiencies, (4) the effect of regulatory and accounting initiatives on AIG’s financial statements, (5) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of AIG’s financial statements and (6) any fraud, material or otherwise, that involved management or other employees who have a significant role in AIG’s internal controls and that have come to the attention of management, the internal auditors or the independent auditor.

VII. Communication with Management and Employees

A.

The Committee shall review with AIG’s General Counsel legal, compliance or regulatory matters that may have a material impact on AIG’s business, financial statements or compliance policies and any material reports or inquiries received from regulators and government agencies.

B.

The Committee will meet at least quarterly in separate private sessions with management, the director of the internal auditing department, and the independent auditor to discuss any matters that the Committee believes appropriate. The Committee may request any officer or employee of AIG or its subsidiaries, AIG’s outside counsel, or independent auditor to attend a meeting of the Committee or to meet with any members of, or experts and advisors to, the Committee.

C.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and for the confidential and anonymous submission by AIG employees of concerns regarding accounting or auditing matters.

VIII. Other Responsibilities

A.	The Committee shall review the organization of the internal audit department, the adequacy of its resources, and the competence of its staff.
B.	The Committee shall prepare any report or other disclosure required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in AIG’s annual proxy statement.
C.

The Committee shall discuss the guidelines and policies governing the process by which senior management of AIG and the relevant operations of AIG assess and manage AIG’s exposure to risk, as well as AIG’s major financial risk exposures, and the steps management has taken to monitor and control such exposures.

D.	The Committee shall pre-approve all audit and permitted non-audit services from the independent auditor as required by SEC rules.
E.

The Committee may delegate authority to individual Committee members, as the Committee deems appropriate, and shall review the actions of such individuals as appropriate. The chairperson of the Committee is delegated the authority to discuss with the independent auditor the matters required to be discussed by SAS100.

F.

The Committee shall report regularly to the Board. The Committee shall review with the Board any issues that arise with respect to the quality or integrity of AIG’s financial statements, AIG’s compliance with legal or regulatory requirements, the performance and independence of AIG’s independent auditor, and the performance of the internal audit function.

G.	The Committee shall exercise such other powers and authority as the Board shall, from time to time, confer upon it.

IX. Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and report the results of such review to the Board. In connection with that annual review, the Committee shall also recommend to the Board any modifications of this Charter that the Committee deems necessary or appropriate. The format of the self-assessment shall be determined by the Committee.

X. Resources and Authority of the Committee

The Committee shall have direct access to, and complete and open communications with, senior management and may obtain advice and assistance from internal legal, accounting, and other advisors to assist it. The Committee may retain independent legal, accounting, and other advisors to assist it, and may determine the compensation of such advisors, and AIG shall be responsible for any costs or expenses so incurred.

APPENDIX D

AMERICAN INTERNATIONAL GROUP, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
(Adopted March 17, 2004)

I. Purpose of Committee

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of American International Group, Inc. (“AIG”) (a) identifies individuals qualified to become Board members, consistent with the criteria approved by the Board, and recommends individuals to the Board for nomination, election, or appointment as members of the Board and its committees, (b) advises the Board on corporate governance matters, including developing and recommending to the Board a set of corporate governance principles for AIG and (c) oversees the evaluation of the Board of AIG.

II. Committee Membership

The Committee shall be comprised of at least three directors, each of whom shall serve at the pleasure of the Board and be “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”) and any other applicable, law, rule, or regulation. The Board shall appoint a chairperson of the Committee.

Determinations of independence shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and regulation and Securities and Exchange Commission (“SEC”) and NYSE rules and standards.

III. Organization

The Committee will meet at least four times a year or more frequently as it deems necessary or appropriate to carry out its responsibilities.

The chairperson shall, in consultation with other Committee members, set the agenda for and preside at meetings of the Committee. The Secretary of AIG or another designated individual shall record and keep minutes of all Committee meetings.

IV. Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

Nominations.

A.

To identify nominees qualified to become Board members for recommendation to the Board and, in each case, to provide the Board the Committee’s assessment of whether such nominee is independent. Nominees should meet the criteria set forth in AIG’s corporate governance principles. The Committee may consider candidates proposed by management, shareholders, and others.

B.	To review and make recommendations to the Board with respect to the composition and chairpersons of Board committees.

Corporate Governance.

A.

To develop and recommend to the Board a set of corporate governance principles, to assist the Board in interpreting those principles, to review and reassess the adequacy of those principles at least annually, and to recommend any changes to those principles to the Board.

B.	To oversee, in such manner as it deems appropriate, the evaluation of the Board.
C.	To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof.
D.

To review the charters and, if necessary or desirable, to recommend to the Board changes in the duties and responsibilities of the committees, or the dissolution of committees or creation of additional committees.

E.	To advise the Board on corporate governance matters, including recommending practices that enable the Board to comply with applicable laws and regulations.

D-1

F.

Upon request of the Board, to review requests by a director, executive officer, or senior financial officer to waive a provision of the AIG Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics or AIG’s Code of Conduct, including, in each case, any requests with respect to an actual or potential conflict of interest, and to recommend to the Board any action with respect thereto.

Other Duties and Responsibilities.

A.	To present a summary of the actions taken at each Committee meeting to the Board.
B.	To exercise such other powers and authority as the Board shall, from time to time, confer upon it.
C.

To take such actions and make such determinations and recommendations as required to comply with the rules of the SEC relating to nominating and governance committee functions and communications between the Board and shareholders.

D.

To (i) prepare a report of the Committee, if the Committee deems it to be appropriate or desirable, for inclusion in AIG’s annual proxy statement and (ii) approve the disclosure with respect to the Committee and its operations required by the rules of the SEC to be included in AIG’s annual proxy statement.

V. Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and report the results of such review to the Board. In connection with that annual review, the Committee shall also recommend to the Board any modifications of this Charter that the Committee deems necessary or appropriate. The format of the self-assessment shall be determined by the Committee.

VI. Resources and Authority of the Committee

The Committee shall have direct access to, and complete and open communications with, senior management and may obtain advice and assistance from internal legal, accounting, and other advisors to assist it. The Committee may retain independent legal, accounting, and other advisors to assist it, and may determine the compensation of such advisors, and AIG shall be responsible for any costs or expenses so incurred.

D-2

APPENDIX E

AMERICAN INTERNATIONAL GROUP, INC.
COMPENSATION COMMITTEE CHARTER
(Adopted March 17, 2004)

I. Purpose of Committee

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of American International Group, Inc. (“AIG”) oversees the administration of AIG’s compensation programs, determines and approves the compensation of the Chief Executive Officer (“CEO”), makes recommendations with respect to the compensation programs applicable to senior executives and other employee compensation, and produces a compensation committee report on executive compensation for inclusion in AIG’s annual proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”).

II. Committee Membership

The Committee shall be comprised of at least three directors, each of whom shall serve at the pleasure of the Board and shall be “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”) and any other applicable law, rule, or regulation. The Board shall appoint a chairperson of the Committee. Each member shall also be an outside director for purposes of Section 162(m) of the Internal Revenue Code and a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Determinations of independence shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and regulation and SEC and NYSE rules and standards.

III. Organization

The Committee will meet at least four times a year or more frequently as it deems necessary or appropriate to carry out its responsibilities.

The chairperson shall, in consultation with other Committee members, set the agenda for and preside at meetings of the Committee. The Secretary of AIG or another designated individual shall record and keep minutes of all Committee meetings.

The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions.

IV. Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

A.

In consultation with senior management, to make recommendations to the Board with regard to AIG’s general compensation philosophy, and oversee the development and implementation of AIG’s compensation programs.

B.

To review and approve performance goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and determine and approve either as a committee or together with the other independent directors (as directed by the Board) the CEO’s compensation, including salary, bonus, and incentive or equity compensation, based on this evaluation. The performance goals shall include one or more of the following criteria: return on equity; net income; increases in net income over one or more prior years; earnings per share; book value per share; increases in share value as measured by stock price performance; combined loss and expense ratio; and expansion of geographic and product markets.

C.	To make recommendations to the Board with respect to the compensation programs applicable to other senior executives of AIG.
D.

To make recommendations to the Board with respect to AIG’s compensation plans and equity-based plans, discharge any responsibilities imposed on the Committee by any of these plans, oversee the activities of the individuals and committees responsible for administering these plans and approve any

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new equity compensation plan or any material change to an existing equity compensation plan where shareholder approval has not been obtained.
E.	In consultation with senior management, to oversee regulatory compliance with respect to compensation matters.
F.	To review and approve any severance or similar termination payments proposed to be made by AIG to any current or former senior executive of AIG.
G.	To exercise such other powers and authority as the Board shall, from time to time, confer upon it.

V. Committee Reports

The Committee shall prepare the following reports and provide them to the Board:

A.	A Compensation Committee report on Executive Compensation as required by the SEC to be included in AIG’s annual proxy statement, in accordance with applicable SEC rules and regulations.
B.	A summary of the actions taken at each Committee meeting.

VI. Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and report the results of such review to the Board. In connection with that annual review, the Committee shall also recommend to the Board any modifications of this Charter that the Committee deems necessary or appropriate. The format of the self-assessment shall be determined by the Committee.

VII. Resources and Authority of the Committee

The Committee shall have direct access to, and complete and open communications with, senior management and may obtain advice and assistance from internal legal, accounting, and other advisors to assist it. The Committee may retain independent legal, accounting, and other advisors to assist it, and may determine the compensation of such advisors, and AIG shall be responsible for any costs or expenses so incurred.

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APPENDIX F

AMERICAN INTERNATIONAL GROUP, INC.
DIRECTOR, EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICER CODE OF
BUSINESS CONDUCT AND ETHICS

I. Introduction

This Code of Business Conduct and Ethics (“Code”) embodies the commitment of American International Group, Inc. and its subsidiaries (collectively, “AIG”) to conduct its business with the highest ethical standards and in accordance with all applicable laws, rules and regulations of the countries in which AIG engages in business. All members of the Board of Directors, executive officers, and senior financial officers are expected to adhere to the principles and procedures set forth in this Code. Directors, executive officers, and senior financial officers that are also AIG employees are also required to abide by AIG’s Employee Code of Conduct, which is not part of this Code.

PART A

II. Honest and Candid Conduct

Each director, executive officer, and senior financial officer owes a duty to AIG to act with integrity. Integrity requires, among other things, being honest and candid.

III. Conflicts of Interest

A “conflict of interest” occurs when an individual’s private interest interferes with the interests of AIG. A conflict of interest can arise when a director, executive officer, or senior financial officer takes actions or has interests that may make it difficult to perform his or her AIG work objectively and effectively. In particular, a director, executive officer, and senior financial officer must never use or attempt to use his or her position at AIG to obtain any improper personal benefit, including loans or guarantees of obligations from any person or entity, for himself or herself, for his or her family members, or for any other person. Situations which could result in conflicts of interest or the appearance of a conflict of interest should be avoided whenever possible.

Any director, executive officer, or senior financial officer who is aware of a transaction or relationship that could reasonably be expected to give rise to a conflict of interest should discuss the situation with AIG’s General Counsel.

IV. Corporate Opportunities

Each director, executive officer, and senior financial officer owes a duty to AIG to advance AIG’s legitimate business interests when the opportunity to do so arises. Each director, executive officer, and senior financial officer is prohibited from taking for him or herself or directing to a third party a business opportunity that is discovered through the use of AIG corporate property, information, or position, unless AIG has already been offered and declined the opportunity. More generally, directors, executive officers, and senior financial officers are prohibited from using corporate property, information, or position for personal gain to the exclusion of AIG and from competing with AIG.

V. Confidentiality

In carrying out AIG’s business, directors, executive officers, and senior financial officers often learn confidential or proprietary information about AIG, its customers, suppliers, or other third parties. Directors, executive officers, and senior financial officers must maintain the confidentiality of all information so entrusted to them, except when disclosure is authorized by AIG or legally required. Confidential or proprietary information of AIG or other companies includes any non-public information that would be harmful to the relevant company or helpful to competitors if disclosed.

VI. Communications

Information provided by directors, executive officers, and senior financial officers to AIG must be full, fair, accurate, timely, and understandable.

VII. Influencing Auditors

No director, executive officer, or senior financial officer shall take any action to fraudulently influence, coerce, manipulate, or mislead AIG’s independent auditors.

VIII. Fair Dealing

AIG does not seek competitive advantages through illegal or unethical business practices. Each director, executive officer, and senior financial officer should endeavor to deal fairly with AIG’s customers, service providers, suppliers, competitors, and employees. No director, executive officer, or senior financial officer should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.

IX. Protection and Proper Use of Company Assets

All directors, executive officers, and senior financial officers should protect AIG’s assets and help ensure their efficient use. All AIG assets should be used for legitimate business purposes only.

X. Compliance with Laws, Rules and Regulations

General Compliance. It is AIG’s policy to comply with all applicable laws, rules and regulations in the countries in which AIG engages in business. It is the personal responsibility of each director, executive officer, and senior financial officer to adhere to the standards and restrictions imposed by those laws, rules, and regulations. In some instances there may be a conflict between the applicable laws of two or more countries; if and when such a conflict is encountered, it is important to consult with the AIG’s General Counsel to determine how to resolve the conflict.

Insider Trading. It is both illegal and against AIG policy for any director, executive officer, or senior financial officer who is aware of material non-public information relating to AIG or any of AIG’s customers to buy, sell, or otherwise speculate in any securities of those issuers (including derivatives related to such securities), or recommend that another person buy, sell, hold, or otherwise speculate in the securities of those issuers.

PART B

XI. Senior Financial Officers

Application. For the purpose of this Code, “senior financial officer” means the chief executive officer, chief financial officer, and comptroller of AIG and the chief financial officer and comptroller of each significant AIG subsidiary.

Standards. All senior financial officers shall:

A.

Be familiar and comply with AIG’s disclosure controls and procedures and internal controls over financial reporting to the extent relevant to his or her area of responsibility, so that AIG’s reports, other documents filed, or submitted or furnished to the Securities and Exchange Commission (“SEC”) comply in all material respects with applicable federal securities laws and SEC rules and regulations;

B.

Provide full, fair, accurate, timely, and understandable disclosures in reports and documents that are filed with, or submitted or furnished to the SEC and other governmental agencies and in other public communications;

C.	Provide full, fair, accurate, timely, and understandable information, without misrepresenting or causing others to misrepresent, material facts about AIG to AIG’s independent auditors; and
D.	Comply with laws, rules and regulations of national, state, provincial, and local governments and other appropriate regulatory agencies and self-regulatory bodies.

PART C

XII. Amendments and Waivers of this Code

From time to time, AIG may amend or waive certain provisions of this Code. Any director, executive officer, or senior financial officer who believes that a waiver may be appropriate should discuss the matter with AIG’s General Counsel. Waivers may be made only by the Nominating and Corporate Governance Committee of AIG’s

Board of Directors or AIG’s Board of Directors. Any waiver or amendment to this Code will be promptly disclosed to the extent required by applicable law or the New York Stock Exchange rules.

XIII. Compliance with this Code and Reporting

Directors, executive officers, and senior financial officers should strive to identify and raise potential issues before they become problems and should ask about the application of this Code whenever in doubt. Any director, executive officer, or senior financial officer who becomes aware of any existing or potential violation of this Code shall promptly notify AIG’s General Counsel. AIG will take such disciplinary or preventive action as it deems appropriate to address any existing or potential violation of this Code brought to its attention, including notifying the appropriate enforcement authorities in the event of criminal or other violations of law. If any provision of this Code is not permitted by the local laws of a country in which AIG engages in business, then AIG’s General Counsel should be consulted. AIG will not tolerate retaliation for reports of violations of this Code made in good faith.

Any questions relating to how these policies should be interpreted or applied should be addressed to AIG’s General Counsel.

APPENDIX G

AMERICAN INTERNATIONAL GROUP, INC.
CHIEF EXECUTIVE OFFICER ANNUAL COMPENSATION PLAN

For each calendar year beginning with 2004, the Chief Executive Officer of American International Group, Inc. (“AIG”) shall be paid a bonus under this AIG Chief Executive Officer Annual Compensation Plan (the “Plan”) based upon performance goals established for such year (each such year, a “Plan Year”) by the Compensation Committee of the Board of Directors (such Committee, or any subcommittee thereof, the “Committee”). The performance goals for each Plan Year shall be selected no later than March 30 of each calendar year using one or more of the following criteria: return on equity; net income; increases in net income over one or more prior years; earnings per share; book value per share; increases in share value as measured by stock price performance; combined loss and expense ratio; and expansion of geographic and product markets. The maximum bonus for any Plan Year shall not exceed (i) $8,000,000 for the 2004 Plan Year, (ii) $9,000,000 for the 2005 Plan Year or (iii) $10,000,000 for the 2006 Plan Year and each Plan Year thereafter. The Committee shall have the authority to reduce (but not increase) any bonus earned by the Chief Executive Officer for any Plan Year.

For purposes of this Plan, Net Income shall mean AIG’s net income for the calendar year as reflected in the financial statements of AIG and its consolidated subsidiaries for such year, but excluding realized and unrealized capital gains and losses, the effect of catastrophic losses for such period in excess of $100,000,000 and the effect of any changes in accounting principles that may be required by the Financial Accounting Standards Board subsequent to March 17, 2004. Catastrophic losses shall mean losses which would be deemed catastrophic under the standards established by the National Association of Insurance Commissioners. Return on Equity shall mean Net Income expressed as a percentage of common stockholders equity at the beginning of the calendar year, exclusive of unrealized appreciation or depreciation of investments, net of taxes.

The Board of Directors may from time to time alter, amend or terminate the Plan or any part thereof, provided that no alteration or amendment may be made without the approval of shareholders if such approval is required by Section 162(m) of the Internal Revenue Code to allow compensation payable hereunder to be tax deductible pursuant to such section.

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APPENDIX H

AMERICAN INTERNATIONAL GROUP, INC.
DIRECTOR STOCK PLAN
(THE “PLAN”)

1. Purpose. The purpose of this Plan is to advance the interests of American International Group, Inc. (“AIG”) by providing non-employee members of the board of directors of AIG (the “Board”) with an additional incentive to continue their efforts on behalf of AIG and its subsidiaries.

2. Administration. The Plan shall be administered by the Board. The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any shares of AIG’s common stock, par value $2.50 per share (the “Common Stock”), granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all grantees and on their legal representatives and beneficiaries.

3. Stock Subject to the Plan. Subject to adjustment as provided in Section 6, the maximum number of shares that may be issued under the Plan is 100,000 shares of Common Stock as such shares shall exist on March 17, 2004, which shares of Common Stock may, in the discretion of the Board, be either authorized but unissued shares or shares previously issued and reacquired by AIG.

4. Eligibility. Each member of the Board who is not an employee of AIG or any of its affiliates shall be eligible to receive shares of Common Stock under the Plan (each, a “Non-Employee Director”).

5. Award of Common Stock. Subject to adjustment pursuant to Section 6, each Non-Employee director shall receive annually awards totaling 500 shares (or such lesser or greater amount (but not to exceed 1000 shares) as the Board, in its absolute discretion, may determine), which shall be paid at such time or times as the Board shall determine. Receipt of all or any portion of the awards may be deferred, voluntarily or manditorily, for such period of time and under such terms and conditions as the Board may determine.

6. Adjustment in Event of Changes in Capitalization. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of AIG, subsequent to March 17, 2004, the Board shall make such equitable adjustments, designed to protect dilution or enlargement of rights, as it may deem appropriate, in the number and kind of shares authorized by the Plan and in the limitations set forth in Sections 3 and 5.

7. Term of Plan. No shares of Common Stock shall be awarded pursuant to the Plan after April 3, 2014.

8. Choice of Law. THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

9. Termination or Adjustment of Plan. The Board may at any time terminate the Plan, and may from time to time alter or amend the Plan or any part thereof, provided that no alternation or amendment may be made without the approval of shareholders if such approval is required by applicable law or stock exchange rule.

10. Approval of Shareholders. The Plan was adopted on March 17, 2004 by the Board and approved by the shareholders of AIG at the 2004 Annual Meeting of Shareholders.

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American International Group, Inc.

PRINTED ON RECYCLED PAPER

Appendix 1 American International Group, Inc. Your vote is important. Thank you for voting.
P R O X Y	AMERICAN INTERNATIONAL GROUP, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2004 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints M.R. Greenberg, Martin J. Sullivan and Howard I. Smith and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed on the reverse side hereof, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of American International Group, Inc. to be held at 72 Wall Street, Eighth Floor, New York, New York, on Wednesday, May 19, 2004 at 11:00 a.m., and at any adjournment or postponement thereof.
(change of address/comments)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)
PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.
SEE REVERSE SIDE

American International Group, Inc.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/aig	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your proxy card.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

Please mark your votes as in this example.	2742

Unless otherwise marked, the proxies are appointed with authority to vote "FOR ALL" nominees for election, "FOR" Items 2, 3 and 4,
"AGAINST" Items 5, 6 and 7, and in their discretion to vote upon other matters that may properly come before the meeting.

The Board of Directors recommends a vote "FOR ALL" nominees in Item 1 and "FOR" Items 2, 3 and 4.
		FOR ALL	WITHHOLD ALL	Election as Directors of the following indentified in the Proxy Statement:				FOR	AGAINST	ABSTAIN
1.	Election of Directors			01. M. Aidinoff 02. P. Chia 03. M. Cohen 04. W. Cohen 05. M. Feldstein 06. E. Futter 07. M. Greenberg 08. C. Hills	09. F. Hoenemeyer 10. R. Holbrooke 11. D. Kanak 12. H. Smith 13. M. Sullivan 14. E. Tse 15. F. Zarb	2.	Adopt Chief Executive Officer Annual Compensation Plan

						3.	Adopt a Director Stock Plan
For, except vote withheld from the nominee(s) indicated above
						4.	Ratification of Independent Accountants

The Board of Directors recommends a vote "AGAINST" Items 5, 6 and 7.
								FOR	AGAINST	ABSTAIN
						5.	Shareholder Proposal I Described in the Proxy Statement

						6.	Shareholder Proposal II Described in the Proxy Statement

						7.	Shareholder Proposal III Described in the Proxy Statement

If you have noted either an address change or made comments on the reverse side of the card, mark here.

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

SIGNATURE (S)	DATE

Please sign exactly as your name appears elsewhere hereon. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a partner should sign the full partnership name.